Exhibit 99.1

Constitution

ResolutionRx Ltd

Dated 24 April 2023

Contents

1	PRELIMINARY	1

2	SHARE CAPITAL	5

3	CALLS, FORFEITURE AND LIENS	7

4	TRANSFER OF SHARES	14

5	TRANSMISSION OF SHARES	16

6	SALE OF NON-MARKETABLE PARCELS	17

7	GENERAL MEETINGS	18

8	PROCEEDINGS AT GENERAL MEETINGS	20

9	PROXIES, ATTORNEYS AND REPRESENTATIVES	25

10	APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS	28

11	POWERS AND DUTIES OF DIRECTORS	31

12	PROCEEDINGS OF DIRECTORS	32

13	EXECUTIVE DIRECTORS	37

14	SECRETARY	38

15	MINUTES	38

16	RECORDS	38

17	AUDITOR	39

18	DIVIDENDS	39

19	CAPITALISATION OF PROFITS	43

20	WINDING UP	44

21	NOTICES	45

22	INDEMNITY	47

23	SECURITY INTERESTS	48

24	SEALS	48

Constitution |

This Constitution is made on	24 April 2023

1	Preliminary

Definitions

1.1	In this constitution the following definitions apply:

ASX means ASX Limited ABN 98 008 624 691 or the Australian Securities Exchange, as operated by ASX Limited (as the context requires).

ASX Settlement means ASX Settlement Pty Ltd ACN 008 504 532 or any relevant organisation which is an alternative or successor to, or replacement of, that body or of any applicable CS facility licensee.

Business Day has the meaning given to that term in the Listing Rules.

Company means ResolutionRx Ltd ACN 664 925 651.

Corporations Act means the Corporations Act 2001 (Cth).

Issuer Sponsored Sub-register means that part of the Company’s register for the Company’s shares that is administered by the Company (and not ASX Settlement) and records uncertificated holdings of shares.

Listing Rules means the Listing Rules of the ASX and any other rules of the ASX which are applicable while the Company is admitted to the official list of the ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX.

Proper ASTC Transfer has the meaning given to that term in the Corporations Regulations 2001 (Cth).

PPSA means the Personal Property Securities Act 2009 (Cth).

Representative means a representative appointed by a shareholder under section 250D of the Corporations Act.

Seal means any common seal, duplicate seal, share seal or certificate seal of the Company.

Settlement Operating Rules means the operating rules of ASX Settlement, and to the extent that they are applicable, the operating rules of the ASX.

Interpretation

1.2	In this constitution:

(a)	a reference to a partly paid share is a reference to a share on which there is an amount unpaid;

(b)	a reference to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid;

(c)	a reference to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date;

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(d)	a reference to a shareholder present at a general meeting is a reference to a shareholder present in person physically or by electronic means, or by proxy, attorney or Representative or, except in any Clause that specifies a quorum or except in any Clause prescribed by the directors, a shareholder who has duly lodged a valid direct vote in relation to the general meeting under Clause 8.24;

(e)	a reference to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position;

(f)	a reference to a director in relation to Clauses applying to meetings of the directors, includes alternate directors;

(g)	a reference to a document being ‘signed’ or to ‘signature’ includes that document being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, includes the document being authenticated in accordance with the Corporations Act or any other method approved by the directors;

(h)	where a period of time is specified and dates from a given day or the day of an act or event, it must be calculated exclusive of that day;

(i)	a term of this constitution which has the effect of requiring anything to be done on or by a date which is not a Business Day must be interpreted as if it required it to be done on or by the next Business Day;

(j)	a reference to “dollars” or “$” means Australian dollars and all amounts payable under this constitution are payable in Australian dollars unless the directors determine otherwise;

(k)	unless the contrary intention appears:

(i)	a singular word includes the plural, and vice versa;

(ii)	words importing any gender include all other genders;

(iii)	words used to refer to persons generally or to refer to a natural person include a company, trust, body corporate, body politic, partnership, joint venture, association, board, group, governmental agency or other body (whether or not the body is incorporated);

(iv)	a reference to a person includes that person’s successors and legal personal representatives;

(v)	“writing” and “written” includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise;

(vi)	a reference to any law, legislation or legislative provision is to be construed as a reference to that legislation, any subordinate legislation or regulations issued under it, and that legislation and subordinate legislation as modified, amended, re-enacted or replaced for the time being;

(vii)	a reference to the Listing Rules or the ASX Settlement Operating Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption; and

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(viii)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase are given corresponding meanings;

(l)	a reference to a power is also a reference to authority or discretion;

(m)	a power, an authority or a discretion given to a director, the directors, the Company in general meeting or a shareholder may be exercised at any time and from time to time;

(n)	a power or authority to do something includes a power or authority, exercisable in the like circumstances to revoke or undo it;

(o)	a reference to a Clause, Part, Schedule, Annexure, or attachment is a reference to a Clause, Part, Schedule, Annexure or attachment of or to this constitution;

(p)	a reference in this constitution to any document, instrument or agreement is to that document, instrument or agreement as amended, novated, supplemented or replaced;

(q)	where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning;

(r)	the word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing;

(s)	the words “including”, “include” or “includes” or similar expressions are to be construed without limitation; and

(t)	headings are used for convenience only and are not intended to affect the interpretation of this constitution.

General

1.3	Each shareholder submits to the non-exclusive jurisdiction of the courts of South Australia, Australia, the Federal Court of Australia, and the courts which may hear appeals from those courts.

1.4	Any provision of, or the application of any provision of, this constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

1.5	Any provision of, or the application of any provision of, this constitution, which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

Transitional provisions

1.6	This constitution must be interpreted in such a way that:

(a)	every director, chief executive officer, other officer, managing director and secretary in office in that capacity immediately before this constitution is adopted continues in office subject to, and is taken to have been appointed or elected under, this constitution;

(b)	any register maintained by the Company immediately before this constitution is adopted is taken to be a register maintained under this constitution;

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(c)	any Seal adopted by the Company as a Seal immediately before this constitution is adopted is taken to be a Seal which the Company has under a relevant authority given by this constitution;

(d)	for the purposes of Clause 18.9, a cheque issued under the predecessor of Clause 18.9 is taken to have been issued under Clause 18.9;

(e)	unless a contrary intention appears in this constitution, all persons, things, agreements and circumstances appointed, approved or created by or under the constitution of the Company in force before this constitution is adopted continue to have the same status, operation and effect after this constitution is adopted; and

(f)	the adoption of this constitution does not alter the rights attaching to any preference shares which exist at the date this constitution is adopted.

Corporations Act, Listing Rules and Settlement Operating Rules

1.7	The replaceable rules in the Corporations Act do not apply to the Company, except so far as they are repeated in this constitution.

1.8	Unless the contrary intention appears:

(a)	an expression in a provision in this constitution that deals with a matter dealt with by a provision of the Corporations Act, the Listing Rules or the Settlement Operating Rules has the same meaning as in that provision;

(b)	subject to Clause 1.8(a), an expression in a provision in this constitution that is used in the Corporations Act has, unless this constitution specifically states otherwise, the same meaning in this constitution.

1.9	The provisions of this constitution are subject to the Corporations Act and any act that is permitted or prescribed in this constitution may only be carried out in accordance with and subject to the applicable requirements of the Corporations Act.

1.10	While the Company is not admitted to the official list of the ASX, the following clauses of this constitution do not apply:

(a)	Clauses 2.11 and 2.12 (Restricted Securities);

(b)	Clause 6 (Sale of Non-Marketable Parcels);

(c)	Clause 7.11 (Notice of change, postponement, or cancellation); and

(d)	Clauses 10.2 to 10.10 (inclusive) (Election and retirement by rotation).

1.11	If the Company is admitted to the official list of the ASX, the following regulations apply:

(a)	notwithstanding anything contained in this constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

(b)	nothing contained in this constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this constitution to contain a provision and it does not contain such a provision, this constitution is deemed to contain that provision;

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(e)	if the Listing Rules require this constitution not to contain a provision and it contains such a provision, this constitution is deemed not to contain that provision; and

(f)	if any provision of this constitution is or becomes inconsistent with the Listing Rules, this constitution is deemed not to contain that provision to the extent of the inconsistency.

2	Share capital

Issue of securities

2.1	Subject to the Corporations Act, the Listing Rules and this constitution, the directors may allot and issue shares in the Company, or options to acquire shares in the Company, to any person on such terms and with such rights as determined by the directors.

2.2	The Company may issue preference shares including:

(a)	preference shares which are, or at the option of the Company or holder are, liable to be redeemed or convertible into ordinary shares;

(b)	preference shares which are on the terms set out in Schedule 1.

Alteration of share capital

2.3	The Company may alter its share capital in any manner permitted by the Corporations Act including:

(a)	converting all or any of its shares into a larger or smaller number of shares; and

(b)	cancelling shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited.

2.4	Where fractions of shares are or would otherwise be created by an alteration of share capital under Clause 2.3 the directors may do anything required to give effect to that alteration, including:

(a)	making cash payments;

(b)	deciding that fractions of shares are to be disregarded to adjust the rights of all shareholders;

(c)	appointing a trustee to deal with any fractions of shares on behalf of shareholders; or

(d)	rounding (or rounding up) each fractional entitlement to the nearest whole share.

Conversion or reclassification of shares

2.5	Subject to Clause 2.6, the Company may by resolution convert or reclassify shares from one class to another.

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Variation of class rights

2.6	The rights attaching to any class of shares may, unless their terms of issue state otherwise, be varied:

(a)	with the written consent of the holders of at least 75% of the shares issued in that class; or

(b)	by a special resolution passed at a general meeting of the holders of that class of shares. The provisions of this constitution relating to general meetings apply, so far as they can and with such changes as are necessary, to each separate meeting of the holders of the issued shares of that class.

2.7	The rights conferred on the holders of the shares of any class are taken as not having been varied by the creation or issue of further shares ranking equally with them unless otherwise expressly provided by the conditions of issue of the shares of that class.

Registered holders treated as absolute owners

2.8	The Company may treat the registered holder of a share as the absolute owner of that share and need not:

(a)	recognise a person as holding a share on trust, even if the Company has notice of a trust; or

(b)	recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if the Company has notice of that claim or interest.

Joint holders

2.9	If two or more persons are registered as the holders of a share, they are taken to hold the share as joint tenants with rights of survivorship and on the basis that:

(a)	they or their respective legal personal representatives are liable jointly and severally for all payments due in respect of the share;

(b)	subject to the preceding paragraph, on the death of any one of them, the survivor or survivors are the only person or persons whom the Company may recognise as having any interest in the share. The directors may require any evidence of death of any registered holder as they think fit; and

(c)	any registered holder may give an effective receipt for any dividend or other distribution or payment in respect of the share.

2.10	Except where required by the Listing Rules or the Settlement Operating Rules, the Company may, but is not required to, register more than four persons as joint holders of a share. The Company is not bound to issue more than one certificate or holding statement in respect of shares jointly held.

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Restricted securities

2.11	Notwithstanding anything else in this constitution, the Company shall comply in all respects with the requirements of the Listing Rules with respect to restricted securities and the following provisions apply in relation to securities which are classified as restricted securities by the Listing Rules or the ASX:

(a)	shareholders must not dispose of, or agree or offer to dispose of, restricted securities during the escrow period for those securities except as permitted by the Listing Rules or ASX;

(b)	the Company will refuse to acknowledge a disposal (including registering a transfer) of restricted securities during the escrow period for those securities, except as permitted by the Listing Rules or ASX;

(c)	if the restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept on the Company’s Issuer Sponsored Sub-register and are to have a holding lock applied for the duration of the escrow period applicable to those securities;

(d)	a holder of restricted securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the Listing Rules or ASX; and

(e)	if a holder of restricted securities breaches a restriction deed or a provision of this constitution restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution or to exercise any voting rights, in respect of those restricted securities for so long as the breach continues.

2.12	The Company may issue a restriction notice (in the form of Appendix 9C of the Listing Rules or in such other form as the ASX requires or permits) to a holder of restricted securities.

Brokerage and Commission

2.13	The Company may pay brokerage or commissions to a person who agrees to subscribe for shares or arranges for others to subscribe for shares. It may be paid in cash, in shares of the Company, or both.

3	Calls, forfeiture and liens

Power to make calls

3.1	Subject to the Corporations Act, the Listing Rules, this constitution, and the terms on which the shares are on issue, the directors may make a call on any shareholder in respect of any amount unpaid on any share held by that shareholder and may differentiate between shareholders as to the amount of calls to be paid and the time for payment.

3.2	The directors may, to the extent permitted by the Corporations Act and the Listing Rules, waive or compromise all or part of any payment due under the terms of any issue of a share or under any call.

3.3	The terms on which shares are on issue may differ between shareholders as to:

(a)	the amount to be paid on any call or instalment; and

(b)	the date (or dates) on which payment is to be made.

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3.4	Subject to the terms on which the shares are on issue, a call is made on the date the directors resolve to make a call.

3.5	The directors may require a call to be paid by instalments.

Deemed call

3.6	Any amount unpaid on a share that, by the terms of issue of that share becomes payable on issue or at a fixed date:

(a)	is treated for the purposes of this constitution as if that amount were payable under a call duly made and notified; and

(b)	must be paid on the date on which it is payable under the terms of issue of the share.

Liability of joint holders

3.7	The owners of a share that is held jointly are jointly and severally liable to pay all calls in respect of that share. This means that the Company may recover the call amount from any one or more of the joint holders but must not obtain more than the amount of the call from those joint holders.

Notice of call

3.8	Subject to the terms on which the shares are on issue, at least ten Business Days’ notice (or such longer period required by the Listing Rules) must be given to the shareholder of the date on which the amount of the call or the instalment of the call must be paid.

3.9	Subject to the terms on which the shares are on issue and the Listing Rules, the notice must state:

(a)	the amount of the call or, as the case may be, the amount of each instalment;

(b)	the date (or dates) for payment;

(c)	the time (or times) for payment;

(d)	the place (or places) for payment;

(e)	that interest may be payable if payment is not made on or before the date (or dates) for payment; and

(f)	that a lien will arise if the amount of the call or the instalment is not paid in accordance with the notice.

3.10	A call is not invalid by reason of any unintentional error or omission in giving notice or by non-receipt of notice.

Revocation, postponement or extension of calls

3.11	Subject to the terms on which the shares are on issue and the Listing Rules, the directors may, by notice, revoke, postpone or extend the time for payment of the call.

Interest on unpaid calls

3.12	A shareholder must pay to the Company any called amount by the time, in the manner and at the place specified in the notice of the call.

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3.13	If an amount called is not paid on or before any date specified in the notice for payment, the holder must pay interest on the amount unpaid, at the rate and in the manner specified in Clause 3.54, from the date specified in the notice of the call for payment until and including the date of actual payment.

3.14	The directors may waive the right to require the payment of interest.

Suspension of privileges

3.15	Until a call (together with any interest and expenses that are payable) has been paid, the holder is not entitled to receive any dividend or other distribution or to be present and vote at any meeting (other than as proxy for another shareholder) either personally or by attorney, proxy or by Representative. The shareholder may not be counted in a quorum or exercise any other privilege as a shareholder.

Recovery of called amounts

3.16	In any proceeding to recover a call, or an amount payable due to the failure to pay a call or late payment of a call, proof that:

(a)	the name of the person against whom proceedings are issued is entered in the register as a holder of the shares the subject of the unpaid call;

(b)	the resolution making the call is duly recorded in the minute book of the Company; and

(c)	notice of the call was given to the holder of the shares the subject of the unpaid call,

will be conclusive evidence of the obligation of the shareholder to pay the call and it is not necessary to prove the appointment of the directors who made the call or any other matter.

3.17	Any proceeding brought by the Company in accordance with Clause 3.16 will be without prejudice to the right of the Company to forfeit the share the subject of the unpaid call.

3.18	In Clause 3.16, a proceeding to recover a call or an amount includes a proceeding against a person whom the Company alleges a set-off or counterclaim.

Payment of calls in advance

3.19	The directors may accept from a shareholder in advance of any call, the whole or part of any amount unpaid on any share.

3.20	The directors may authorise payment by the Company of interest (in an amount determined by the directors) upon the whole or any part of any sum so accepted under Clause 3.19 from the date of payment until the date on which the sum paid is payable under a call.

3.21	Any sum accepted by the Company in advance of a call is:

(a)	to be treated as a loan to the Company, not as share capital of the Company until the date on which the sum is payable under a call or instalment; and

(b)	not to be taken into account in determining an entitlement to vote or the amount of any dividend in respect of any share.

3.22	The directors may repay any sum accepted in advance of a call.

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Notice regarding forfeiture

3.23	If any shareholder does not pay the amount of any call or instalment in respect of any share when it is due and in the manner and at the place specified for payment, the directors may give notice to the shareholder:

(a)	requiring payment of:

(i)	the unpaid call or instalment;

(ii)	any costs and expenses incurred by the Company as a result of the non-payment of the call or instalment; and

(iii)	interest that has accrued at the rate and in the manner specified in Clause 3.54 on the amount of the unpaid call or instalment;

(b)	demanding payment of those amounts within ten Business Days after the date of the notice;

(c)	stating the manner in which payment is to be made; and

(d)	stating that the share and any dividend in respect of it not yet paid are liable to be forfeited if payment of the amount demanded is not made in full within ten Business Days after the date of the notice.

Forfeiture

3.24	If payment of the amount demanded is not made in full in accordance with a notice given under Clause 3.23, the directors may by resolution forfeit any share the subject of the notice.

3.25	A forfeiture of any share under Clause 3.24 to Clause 3.35 includes all dividends, interest and other amounts payable by the Company on the forfeited share and not actually paid before the forfeiture.

3.26	The directors may accept the surrender of any share which may be forfeited. If the directors accept the surrender, that share will be treated as having been forfeited and may be sold, re-issued or otherwise disposed of in the same manner as a forfeited share.

3.27	If any share is forfeited, notice of forfeiture will be given to the holder of that share and the date and details of the forfeiture will be recorded in the register. Failure to do so will not invalidate the forfeiture.

3.28	Any forfeited share is the property of the Company and, subject to the Listing Rules, the directors may sell, re-issue or otherwise dispose of any forfeited share on terms and in such manner as determined by the directors.

3.29	At any time before any forfeited share is sold or otherwise disposed of, the directors may cancel the forfeiture on terms determined by it.

3.30	On forfeiture of any share, the holder of that share ceases to be a shareholder and ceases to have any right as a shareholder in respect of that forfeited share (including in respect of any dividend), but remains liable to pay the Company:

(a)	all amounts payable by the former shareholder to the Company at the date of forfeiture;

(b)	any and all costs or expenses incurred by the Company in respect of the forfeiture; and

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(c)	interest at a rate on those amounts at the rate and in the manner specified in Clause 3.54, calculated from the date of forfeiture until payment of amounts and accrued interest in full.

3.31	The liability of a former shareholder continues until:

(a)	the former shareholder pays all those amounts and accrued interest in full; or

(b)	the Company receives and applies as the net proceeds from the sale or other disposal of the forfeited share an amount which is equal to or greater than all those amounts and accrued interest.

3.32	The Company may receive the net proceeds from the sale, reissue or other disposal of any forfeited share and execute an instrument of transfer in respect of the forfeited share. The Company must apply the net proceeds of any sale, reissue, or other disposal of any forfeited share in or towards satisfaction of:

(a)	firstly, costs and expenses paid or payable in connection with the enforcement of the forfeiture and the sale, reissue, or other disposal of that share; and

(b)	secondly, all amounts due but unpaid and accrued interest on all those amounts.

3.33	The Company must pay the balance (if any) of the net proceeds of sale, reissue or other disposal to the person whose forfeited share has been sold, reissued or otherwise disposed of.

3.34	A statutory declaration signed by a director or secretary of the Company stating that the person making the declaration is a director or secretary of the Company, and specifying that particular shares in the Company have been forfeited, or sold, reissued or otherwise disposed of, on a particular date, is conclusive evidence of the facts in the statutory declaration as against all persons claiming to be entitled to the shares and of the right of the Company to forfeit, sell, reissue or otherwise dispose of the shares.

3.35	The purchaser of any forfeited share is entitled to assume that the proceeds of the sale or other disposal have been applied in accordance with this constitution and is not responsible for the application of the purchase money by the Company.

Cancellation of forfeited shares

3.36	Subject to the Corporations Act and the Listing Rules, the Company may cancel any forfeited share.

3.37	Liability for the amount called but unpaid in respect of the cancelled share may not be released or waived without the approval of the holders of ordinary shares given in accordance with the Listing Rules.

Surrender of shares

3.38	The Company may accept a surrender of a share by way of compromise of a claim.

3.39	Any share so surrendered may be sold, reissued, or otherwise disposed in the same manner as a forfeited share.

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Lien on shares

3.40	The Company has a first and paramount lien:

(a)	on each partly paid share in respect of any call (including any instalment) due and payable but unpaid;

(b)	on each share in respect of any payment which the Company is required by law to pay (and has paid) in respect of the share for which the Company is indemnified under Clause 3.51; and

(c)	on each share acquired under an employee incentive scheme for any money payable to the Company in relation to the share, including any loan under an employee incentive scheme.

3.41	In each case, the lien extends to all dividends from time to time payable in respect of the shares, the proceeds of sale, reissue or other disposal of the shares, and to reasonable interest (at the rate and in the manner specified in Clause 3.54) and reasonable expenses incurred because the amount is not paid.

3.42	The Company may do all things necessary or appropriate for it to do to protect any lien or other right to which it may be entitled under any law or this constitution.

3.43	By notice, the directors may discharge or waive, in whole or in part, any lien or declare any share to be wholly or partly exempt from a lien, but otherwise no act or omission is to be taken as discharging, waiving, or otherwise granting an exemption from any lien.

3.44	If any share is subject to a lien and the Company registers the transfer of any share subject to a lien without giving notice of the lien to the transferee of the share, the lien is treated as waived as against the transferee.

Enforcement of lien

3.45	The directors may sell or otherwise dispose of any share the subject of a lien, if:

(a)	a sum in respect of which the lien exists is due and payable but is unpaid;

(b)	the Company has provided notice to the holder:

(i)	setting out the amount due but unpaid;

(ii)	demanding payment of that amount;

(iii)	stating that the share is liable to be sold or otherwise disposed of if payment of that amount is not made within ten Business Days after the date of the notice; and

(iv)	the amount specified in the notice is not paid in full in accordance with the notice.

3.46	The terms on which and manner by which any share may be sold or otherwise disposed of are to be determined by the directors.

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3.47	Interest accrues at the rate and in the manner specified in Clause 3.54 on:

(a)	the amount due but unpaid; and

(b)	costs and expenses paid in connection with the enforcement of the lien and the sale or other disposal of the shares.

3.48	The Company may receive the net proceeds of the sale or other disposal of any share and execute an instrument of transfer in respect of the share. The Company must apply the net proceeds of the sale or disposal of any share in or towards satisfaction of:

(a)	firstly, costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal of that share; and

(b)	secondly, all amounts due but unpaid and accrued interest on all those amounts.

3.49	The Company must pay any balance of the net proceeds of sale or other disposal to the person whose share has been sold or otherwise disposed of.

3.50	The purchaser of any share the subject of a lien is entitled to assume that the proceeds of sale or other disposal have been applied in accordance with this constitution and is not responsible for the application of the purchase money by the Company.

Shareholder’s indemnity for payment required by law

3.51	If the law of any jurisdiction imposes or purports to impose any immediate, future, or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a shareholder or referable to a share held by that shareholder (whether alone or jointly) or a dividend or other amount payable in respect of a share held by that shareholder, the Company:

(a)	is fully indemnified by that shareholder from that liability;

(b)	may recover as a debt due from the shareholder the amount of that liability together with interest at the rate and in the manner specified in Clause 3.54, from the date of payment by the Company to the date of repayment by the shareholder; and

(c)	subject to Clause 4.9 to Clause 4.11, may refuse to register a transfer of any share by that shareholder until the debt has been paid to the Company.

3.52	Nothing in this constitution in any way prejudices or affects any right or remedy which the Company has (including any right of set off) and, as between the Company and the shareholder, any such right or remedy is enforceable by the Company.

Continuing liability

3.53	If the net proceeds from the sale or other disposal under this Clause 3 are less than the sum of:

(a)	the amount due but unpaid in respect of that share;

(b)	the costs and expenses paid or payable in connection with the enforcement of the lien and the sale, reissue, or other disposal; and

(c)	interest on those amounts,

(together the Shortfall) the person whose share has been sold, reissued or otherwise disposed of continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the rate and in the manner specified in Clause 3.54.

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Interest payable

3.54	For the purposes of this Clause 3:

(a)	the rate of interest payable to the Company is:

(i)	if the directors have fixed a rate, that rate; or

(ii)	in any other case, 10% per annum; and

(b)	such interest accrues daily and may be capitalised monthly or at such other intervals as the directors think fit.

4	Transfer of Shares

Participation in computerised or electronic systems

4.1	The directors may do anything they consider necessary or desirable and that is permitted under the Corporations Act and the Listing Rules to facilitate the Company’s participation in any computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in shares.

Form of transfer

4.2	Subject to this constitution and to any restrictions attached to the share, a shareholder may transfer all or any of the shareholder’s shares by:

(a)	a Proper ASTC Transfer; or

(b)	an instrument of transfer in any usual or common form or in any other form that the directors approve.

4.3	A transfer referred to in Clause 4.2(b) must:

(a)	be executed by or on behalf of the transferor and, if required by the Company, the transferee (the directors may resolve, either generally or in any particular case, to accept for registration an instrument of transfer that has been executed using a machine imprinted signature);

(b)	if required by law to be stamped, be duly stamped; and

(c)	be delivered to the registered address of the Company or the share registry of the Company for registration (or such other place the directors decide) together with the certificate (if any) for the shares to be transferred and, subject to the Listing Rules, any other evidence the directors (or the Company’s securities registry) may require to prove the title of the transferor to the shares and the transferor’s right to transfer the shares.

4.4	Except as provided by any applicable Settlement Operating Rules, the transferor remains the holder of the shares until a Proper ATSC Transfer has been effected or the name of the transferee is entered in the register as the holder of those shares.

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4.5	In the case of a Proper ASTC Transfer, the Company must comply with the obligations imposed on it by the Listing Rules and the Settlement Operating Rules and any applicable legislation in connection with any transfer of shares.

Registration procedure

4.6	Subject to Clause 4.3 and Clauses 4.9 to 4.12, upon receipt of a transfer of shares that complies with Clauses 4.2 to 4.5, the Company must register the nominated transferee as the holder of the relevant shares.

4.7	The Company must not charge a fee for registering a transfer of shares unless the fee is permitted by the Listing Rules.

4.8	On registration of a transfer of shares, the Company must cancel the old certificate (if any) and any duplicate certificate.

Refusal to register

4.9	The directors may, in their absolute discretion, refuse to register any transfer of shares or request ASX Settlement to apply a holding lock to prevent a transfer of all or any of them:

(a)	where the transfer is not in registrable form;

(b)	where registration of the transfer may breach a law of Australia, including where a law relating to stamp duty prohibits the Company from registering it;

(c)	where the Company has a lien on the securities the subject of the transfer;

(d)	the transfer is paper-based and registration of the transfer will result in the creation of less than a marketable parcel;

(e)	if the transfer is not permitted under the terms of an employee share plan;

(f)	if the Company is served with a court order that restricts the holder’s capacity to transfer the shares; or

(g)	in any circumstances permitted or required by the Listing Rules or terms of issue of the shares.

4.10	If the directors request the application of a holding lock to prevent a transfer of shares or refuse to register a transfer of a share, the directors must give written notice to the holder of the share and the broker lodging the transfer, if any, of the refusal to transfer in accordance with the Listing Rules. Failure to give such notice will not invalidate any act or decision of the directors not to register the transfer.

4.11	The directors may delegate their authority under Clauses 4.9 and 4.10 to any person.

Closure of register

4.12	Subject to the Corporations Act, the Listing Rules and the Settlement Operating Rules, the register may be closed during any time, and for any periods, the directors think fit.

Instruments of transfer retained

4.13	All instruments of transfer that are registered will be retained by the Company for such period as the directors may determine.

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4.14	Any instrument of transfer which the directors decline to register will, except in the case of fraud, or alleged fraud, upon demand in writing be returned to the party who delivered it.

Correction of share register

4.15	If a person is registered as the holder of any share contrary to the provisions of this constitution the directors may remove the person’s name as the holder of the shares and other information relating to the person and reinstate the name of the previous holder of the shares and the information relating to that previous holder.

5	Transmission of Shares

Transmission of shares on death

5.1	On the death of a shareholder, the Company will recognise only:

(a)	where the shareholder was a sole holder, the personal representative of the deceased holder; and

(b)	where the shareholder was a joint holder, the surviving joint holder(s), as being entitled to the deceased’s interest in shares of the deceased holder.

5.2	A person who becomes entitled to a share upon the death of a shareholder may, having provided the directors with such evidence as they require to prove that person’s entitlement to the shares of the deceased shareholder:

(a)	by giving a signed notice to the Company, elect to be registered as the holder of any share owned by the deceased; or

(b)	subject to the provisions of this constitution as to transfers, transfer any share owned by the deceased to another person.

5.3	A trustee, executor, or administrator of the estate of a deceased shareholder may be registered as the holder of any share owned by the deceased as trustee, executor or administrator of that estate.

5.4	The death of a shareholder will not release the estate of that shareholder from any liability in respect of any shares.

Transmission of shares on bankruptcy

5.5	A person who becomes entitled to a share on the bankruptcy of a holder may, having provided the directors with such evidence as they require to prove that person’s entitlement to the shares of the bankrupt holder:

(a)	by giving a signed notice to the Company, elect to be registered as the holder of any share owned by the bankrupt holder; or

(b)	subject to the provisions of this constitution as to transfers, transfer any share owned by the bankrupt holder to another person.

5.6	A trustee or administrator of a person who is bankrupt may be registered as the holder of any share owned by that person as trustee or administrator of that person’s affairs.

5.7	Clauses 5.5 and 5.6 are subject to the Bankruptcy Act 1966 (Cth).

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Transmission of shares on mental incapacity

5.8	A person who becomes entitled to a share because a holder is subject to assessment or treatment under any mental health law may, having provided the directors with such evidence as they require to prove that person’s entitlement to the shares of the holder:

(a)	by giving a signed notice to the Company, elect to be registered as the holder of any share owned by the holder; or

(b)	subject to the provisions of this constitution as to transfers, transfer any share owned by the holder to another person.

5.9	A trustee or administrator of a person who is mentally or physically incapable of managing his or her affairs, may be registered as the holder of any share owned by that person as trustee or administrator of that person’s affairs.

Transmission subject to ASX Settlement Operating Rules

5.10	The provisions of Clause 5.1 to Clause 5.9 are subject to any provisions of the ASX Settlement Operating Rules which deal with transmission on death or by operation of law.

6	Sale of non-marketable parcels

6.1	The Company may sell shares that constitute less than a marketable parcel by following the procedures in this Clause 6.

6.2	If the directors determine that a shareholder holds less than a marketable parcel of shares in a class of shares of the Company, on a date decided by the directors, the Company may give the shareholder a notice which:

(a)	explains the effect of the notice under this Clause 6; and

(b)	advises the shareholder that they may choose to be exempt from the provision of this Clause 6. A form of election for that purpose must be sent with the notice.

6.3	If, before 5:00pm Sydney time on a date specified in the notice which is no earlier than 6 weeks after the notice is sent:

(a)	the Company has not received a notice from the shareholder exempting them from this Clause 6; and

(b)	the shareholder has not increased their shareholding to a marketable parcel,

the shareholder is taken to have irrevocably appointed the Company as their agent to do anything in Clause 6.5.

6.4	In addition to initiating a sale by sending a notice under Clause 6.2, the directors may also initiate a sale if a shareholder holds less than a marketable parcel and that holding was created by a transfer of a parcel of shares effected on or after 1 September 1999 that was less than a marketable parcel at the time that the transfer document was initiated or, in the case of a paper-based transfer document, was lodged with the Company. In that case:

(a)	the shareholder is taken to have irrevocably appointed the Company as their agent to do anything in Clause 6.5; and

(b)	if the holding was created after the adoption of this Clause 6, the directors may remove or change the shareholder’s rights to vote or receive dividends in respect of those shares. Any dividends withheld must be sent to the former shareholder after the sale when the former shareholder delivers to the Company such proof of title as the directors accept.

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6.5	The Company may:

(a)	sell the shares constituting less than a marketable parcel as soon as practicable;

(b)	deal with the proceeds of sale under Clause 6.7; and

(c)	receive any disclosure document, including a financial services guide, as agent for the shareholder.

6.6	The costs and expenses of the sale of shares arising from a notice under Clause 6.2 (including brokerage and stamp duty) are payable by the purchaser or the Company.

6.7	Subject to Clause 6.6, where:

(a)	shares constituting less than a marketable parcel are sold by the Company on behalf of the shareholder under Clause 6.5; and

(b)	the certificate for the shares constituting less than a marketable parcel (unless the Company is satisfied that the certificate has been lost or destroyed or the shares are uncertificated securities on the Issuer Sponsored Sub-register) has been received by the Company, the Company must, within 60 days of the completion of the sale, pay the proceeds of sale to the shareholder entitled to those proceeds, less any unpaid calls and interest. Payment of any money under this Clause 6 is at the risk of the shareholder to whom it is sent.

6.8	If it is a requirement of the Listing Rules, the Company must not give a notice under Clause 6.2 more than once in any 12 month period (except as contemplated by Clause 6.9).

6.9	From the date of the announcement of a takeover bid for the shares until the close of the offers made under the takeover bid, the Company’s powers under this Clause 6 to sell shares constituting less than a marketable parcel cease. After the close of the offers under the takeover bid, the Company may give a notice under Clause 6.2 to a shareholder who holds less than a marketable parcel, despite Clause 6.8 and the fact that it may be less than 12 months since the Company gave a notice under Clause 6.2.

6.10	The directors may, before a sale is effected under this Clause 6, revoke a notice given or suspend or terminate the operation of this Clause either generally or in specific cases.

6.11	If a shareholder is registered in respect or more than one parcel of shares, the directors may treat the shareholder as a separate shareholder in respect of each of those parcels so that this Clause 6 will operate as if each parcel was held by different persons.

7	General Meetings

Annual general meeting

7.1	Annual general meetings must be held in accordance with the Corporations Act.

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Power to convene

7.2	A general meeting may only be called by:

(a)	a directors’ resolution; or

(b)	as otherwise provided in the Corporations Act.

Notice of general meeting

7.3	Notice of a general meeting must be given to the shareholders, directors, and auditor in accordance with the Corporations Act and Listing Rules.

7.4	A notice of a general meeting must:

(a)	state the place (or places), the date and the time of the meeting;

(b)	if the meeting is to be held in two or more places, state the technology that will be used to facilitate this;

(c)	state the general nature of the business to be transacted at the meeting;

(d)	state any proposed resolutions;

(e)	if there is to be an election of directors, state the names of the candidates for election;

(f)	contain a statement informing the shareholders of the right to appoint a proxy; and

(g)	specify a place and fax number (or electronic address) for the purposes of depositing instruments appointing proxies, attorneys, and Representatives.

7.5	A notice of general meeting must be accompanied by a form of proxy which satisfies the requirements of the Corporations Act and the Listing Rules and must be given in accordance with Clause 21.2.

7.6	Unless the Corporations Act provides otherwise:

(a)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(b)	except with the approval of the directors or the chairperson, no person may move any amendment to a proposed resolution or to a document that relates to such a resolution.

Use of technology at general meetings

7.7	Subject to law, a general meeting may be held in two or more places. If a general meeting is held in two or more places, the Company must use any technology that gives the shareholders a reasonable opportunity to participate, and the Clauses in this constitution relating to meetings of shareholders shall apply so far as they can and with any necessary changes to meetings of shareholders held using that technology.

7.8	If the technology used in accordance with Clause 7.7 encounters a technical difficulty, whether before or during the meeting, which results in a shareholder not being able to participate in the meeting, the chairperson may, subject to the Corporations Act and this constitution, allow the meeting to continue or may adjourn the meeting either for such reasonable period as may be required to fix the technology or to such other time and location as the chairperson deems appropriate. For the avoidance of doubt, where the chairperson has allowed the meeting to continue, any resolution passed at that meeting is valid.

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Power to cancel or postpone

7.9	Subject to the Corporations Act, the Listing Rules, and this constitution, if the directors have convened a general meeting, the directors may by notice change the place (or places) of, or postpone or cancel, that general meeting.

7.10	If a general meeting is convened pursuant to a request by shareholders or otherwise not convened by the directors, the directors may not postpone or cancel the general meeting without the consent of the persons who called or requested the meeting.

Notice of change, postponement, or cancellation

7.11	A notice of cancellation or postponement or change of place of a general meeting must be given to the ASX.

Business at postponed meeting

7.12	The only business that may be transacted at a general meeting resumed after postponement, is the business specified in the original notice convening the meeting.

Proxy, attorney or Representative at postponed meeting

7.13	Where by the terms of an instrument appointing a proxy, attorney, or a Representative:

(a)	the appointed person is authorised to attend and vote at a general meeting or general meetings to be held on or before a specified date; and

(b)	the date for holding the meeting is rescheduled, adjourned, or postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

then, by force of this Clause, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of Representative unless the shareholder appointing the proxy, attorney or Representative gives to the Company at its registered office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been rescheduled, adjourned or postponed.

Omissions

7.14	The accidental omission to give any notice to, or the non-receipt of any notice by, any person entitled to receive the notice shall not invalidate any resolution passed or any proceedings at that meeting or at a postponed meeting or the cancellation or postponement of a meeting.

8	Proceedings at General Meetings

Quorum

8.1	Business may not be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Two or more shareholders entitled to vote on a resolution at the meeting constitute a quorum in all cases. In determining whether a quorum is present, each individual attending as a proxy, attorney or Representative is to be counted, except that where a shareholder has appointed more than one proxy, attorney or Representative, only one is to be counted.

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8.2	If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairperson of the meeting (on the chairperson’s own motion or at the request of a shareholder who is present) declares otherwise.

Effect of no quorum

8.3	If a quorum is not present within 30 minutes from the notified starting time for the meeting:

(a)	where the meeting was convened on the requisition of shareholders, the meeting is cancelled;

(b)	in any other case, the meeting is postponed to the same place on the same day and at the same time the following week, or to any other time and place chosen by the directors. If a quorum is not present within 30 minutes after the starting time of the postponed meeting, it is cancelled.

Chairperson of directors

8.4	The chairperson elected as chairperson of directors meetings, or in the chairperson’s absence, the deputy chairperson (if any), shall preside as chairperson at every general meeting.

Vacancy in chairperson

8.5	Where a general meeting is held and:

(a)	no person has been elected as a chairperson of directors; or

(b)	neither the chairperson nor the deputy chairperson is present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act,

the following may preside as chairperson of the meeting (in order of precedence):

(c)	a director chosen by a majority of the directors present;

(d)	the only director present; or

(e)	a shareholder elected by one of their number present at the meeting.

Conduct of general meetings

8.6	The chairperson of a general meeting:

(a)	has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(b)	may require the adoption of any procedure which is in the chairperson’s opinion necessary or desirable for proper and orderly debate or discussion (including limiting the time that a person may speak on a motion or other item of business) and the proper and orderly casting or recording of votes at the general meeting; and

(c)	may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairperson considers it necessary or desirable for the proper and orderly conduct of the meeting, and a decision by the chairperson under this Clause 8.6 is final.

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Adjournment

8.7	The chairperson of a general meeting at which a quorum is present may adjourn the meeting to another date, time and place (or places).

8.8	The chairperson may at any time during the course of a meeting:

(a)	adjourn the meeting or any business, motion, question or resolution being or to be considered by the meeting to a later time at the same meeting or to an adjourned meeting; and

(b)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as the chairperson determines.

8.9	Subject to the Corporations Act and this constitution, the chairperson’s rights under Clause 8.8 are exclusive and, unless the chairperson requires otherwise, no vote may be taken or demanded by the shareholders about any postponement, adjournment or suspension of proceedings.

8.10	The only business that can be transacted at an adjourned meeting is the unfinished business from the original meeting.

Notice where a meeting is adjourned for 30 days

8.11	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given in the same manner as the original meeting.

Form of notice for adjourned meeting

8.12	Except as provided by Clause 8.11, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Right to discuss the management of the Company

8.13	The chairperson of a meeting of shareholders must allow a reasonable opportunity for shareholders at the meeting to question, discuss or comment on the management of the Company. Directors of the Company must answer shareholders’ questions if they are capable of doing so.

Voting on show of hands

8.14	Subject to the Corporations Act, at any general meeting a resolution put to the vote of the meeting is decided on a show of hands of all shareholders entitled to vote unless a poll is (before or on the declaration of the result of the show of hands) demanded according to this constitution.

8.15	Unless a poll is duly demanded, a declaration by the chairperson that a resolution on a show of hands has been carried or carried unanimously, or by a particular majority, or lost, must be made in the minutes of the meeting.

8.16	An entry recording the chairperson’s declaration of voting in the book containing the minutes of the proceedings of the Company is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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Poll

8.17	A poll may be demanded:

(a)	by the chairperson;

(b)	by at least five shareholders entitled to vote on the resolution; or

(c)	by shareholders with at least 5% of the votes that may be cast on the resolution on a poll,

and on a poll, each shareholder entitled to vote is entitled to one vote for each share held or a fraction of a vote for a share on which payment remains owing. That fraction will be equal to the proportion which the amount paid (not credited) relates to the total amounts paid and payable (excluding amounts credited). Amounts paid in advance of a call are to be ignored.

8.18	A poll demanded on the election of a chairperson must be taken immediately.

8.19	A poll demanded on any other subject is to be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairperson directs. The result of the poll as declared by the chairperson is the resolution of the meeting at which the poll was demanded.

8.20	A demand for a poll may be withdrawn with the chairperson’s consent.

8.21	A poll may be demanded before a vote is taken or in the case of a vote taken on a show of hands, immediately before or immediately after, the results of the vote are taken.

8.22	A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the resolution on which the poll has been demanded.

Chairperson’s vote

8.23	If the votes are equal, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded is not entitled to a second or casting vote.

Direct voting

8.24	The directors may determine that at any meeting of shareholders or class meeting, a shareholder who is entitled to attend and vote on a resolution at that meeting is entitled to a direct vote in respect of that resolution. A “direct vote” includes a vote delivered to the Company by post, fax or other electronic means approved by the directors. The directors may prescribe regulations, rules and procedures in relation to direct voting, including specifying the form, method and timing of giving a direct vote at a meeting in order for the vote to be valid. Where a direct vote has been validly submitted in advance of the meeting, the shareholder’s attendance or participation in the meeting cancels the direct vote, unless the shareholder instructs the Company, or at its instruction the Company’s share registry, otherwise.

Votes of joint holders

8.25	If shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those shares appears first in the register of shareholders is to be treated as the only vote in relation to those shares.

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Incapacity

8.26	This Clause applies where a shareholder is of unsound mind or is a person whose person or estate is liable to be dealt with under the law relating to mental health. The shareholder’s committee or trustee or such other person as properly has the management of the shareholder’s estate may exercise any rights of the shareholder in relation to a general meeting as if the committee, trustee or other person were the shareholder.

Disentitlement to vote

8.27	A shareholder is not entitled to vote at a general meeting in respect of a share held by the shareholder unless all calls and other sums presently payable by the shareholder in respect of the share have been paid.

8.28	Where a breach of the Listing Rules relating to restricted securities continues or while a breach subsists of a restriction deed entered into by the Company under the Listing Rules in relation to shares which are restricted securities, the restricted securities do not confer on the holder any dividend, distribution or voting rights. However, those restricted securities shall not be treated or taken to be a separate class of share for any purpose.

Objection to voter

8.29	An objection may be raised to the validity of a vote tendered at a general meeting only at the meeting or adjourned meeting at which the vote objected to is cast.

8.30	Any objection is to be referred to the chairperson of the meeting, whose decision is final and a vote not disallowed by the chairperson is valid for all purposes.

Proxies, attorneys and Representatives voting rights

8.31	Subject to any rights or restrictions for the time being attached to any class or classes of shares:

(a)	at meetings of shareholders or classes of shareholders each shareholder entitled to vote may vote in person or by not more than 2 proxies, not more than 2 attorneys or by a Representative;

(b)	on a poll every shareholder present in person or by proxy, attorney or Representative has one vote for each share carrying the right to vote held by that shareholder; and

(c)	where a shareholder appoints two proxies or attorneys:

(i)	the appointment may specify the proportion or number of votes that the proxy or attorney may exercise. If both appointments are silent, each proxy or attorney appointed may only exercise half the shareholder’s votes;

(ii)	on a show of hands, neither proxy or attorney may vote if more than one proxy or attorney attends; and

(iii)	on a poll, each proxy or attorney may only exercise votes in respect of those shares or voting rights the proxy or attorney represents.

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8.32	Subject to the Corporations Act, if a person present at a meeting represents personally or by proxy, attorney or Representative more than one shareholder, on a show of hands the person is entitled to one vote event though he or she represents more than one shareholder.

Decisions

8.33	A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

Admission to general meetings

8.34	The chairperson of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to a person or require a person to leave and not return to a meeting if:

(a)	the chairperson has reasonable grounds to believe the person may behave in a dangerous, offensive, or disruptive way; or

(b)	the person:

(i)	refuses to permit examination of any article in the person’s possession; or

(ii)	is in possession of an electronic recording device, placard or banner; or

(iii)	is in possession of an article which the chairperson considers to be dangerous, offensive, or liable to cause disruption; or

(iv)	causes any disruption to the meeting.

Auditor’s right to be heard

8.35	The auditor of the Company from time to time is entitled to:

(a)	attend any general meeting of the Company;

(b)	be heard at any general meeting of the Company on any part of the business of the meeting that concerns the auditor in their capacity as auditor, even if:

(i)	the auditor retires at the general meeting; or

(ii)	shareholders pass a resolution to remove the auditor from office; and

(c)	authorise a person in writing to attend and speak at any general meeting as the auditor’s representative.

9	Proxies, Attorneys and Representatives

Appointment of proxy or attorney

9.1	Subject to this constitution, a shareholder who is entitled to attend and to vote at a general meeting of the Company may appoint not more than 2 proxies to attend, speak and vote for that shareholder. The instrument appointing a proxy may restrict the exercise of any power.

9.2	A proxy or attorney need not be a shareholder of the Company.

9.3	A proxy or attorney is not entitled to vote if the shareholder who has appointed the proxy or attorney is present in person at the meeting.

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9.4	Subject to this constitution, a shareholder may appoint not more than 2 attorneys to act at a meeting of members. If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

Proxy instruments and powers of attorney

9.5	Subject to the Corporations Act and the Listing Rules, an appointment of a proxy or an attorney must be in writing and be signed by the shareholder appointing the proxy or attorney, and state:

(a)	the shareholder’s name and address;

(b)	the Company’s name;

(c)	the proxy or attorney’s name or the name of the office held by the proxy or attorney; and

(d)	the general meeting at which the proxy or attorney may be used, or if the appointment is a standing one, a clear statement to that effect.

9.6	Where an instrument appointing a proxy is signed pursuant to a power of attorney, a copy of the power of attorney (certified as a true copy of the original) must be attached to the proxy sent to the Company.

9.7	Instruments appointing a proxy or attorney may specify the manner in which the proxy or attorney is to vote in respect of a particular resolution and in that event the proxy or attorney is not entitled to vote on the resolution except as specified in the instrument. If an instrument does not specify the manner in which the proxy or attorney is to vote, the proxy or attorney is entitled to vote on the proposed resolution as the proxy or attorney considers appropriate.

9.8	An instrument appointing a proxy or attorney is taken to confer authority to demand or join in demanding a poll.

Lodgement of proxy and attorney

9.9	An instrument appointing a proxy (and any power of attorney under which it is signed, or a certified copy of that power) or attorney must be received by the Company at least 48 hours before the time of the meeting or adjourned or postponed meeting. If the document is not received on time, the proxy or attorney cannot vote at the meeting.

9.10	A document appointing a proxy or attorney is taken to be received when it is received at any of the following:

(a)	the Company’s registered office;

(b)	a fax number at the Company’s registered office; or

(c)	a place, fax number or electronic address specified for the purpose in the notice of meeting.

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9.11	For the purposes of this Clause 9, a proxy or attorney appointment received at an electronic address specified in the notice of meeting for the receipt of proxy or attorney appointments or otherwise received by the Company in accordance with the Corporations Act is taken to have been signed or executed if the appointment:

(a)	includes or is accompanied by a personal identification code allocated by the Company to the shareholder making the appointment;

(b)	has been authorised by the shareholder in another manner approved by the directors and specified in or with the notice of meeting; or

(c)	is otherwise authenticated in accordance with the Corporations Act.

9.12	The Company is entitled to clarify with a shareholder any instruction on an instrument recording a direct vote or appointing a proxy or attorney which is received by the Company by written or verbal communication. The Company, at its discretion, is entitled to amend the contents of any instrument recording a direct vote or appointing a proxy or attorney to reflect any clarification in instruction and the shareholder at that time is taken to have appointed the Company as its attorney for this purpose.

Validity of votes of proxy or attorney

9.13	A vote cast by a proxy or attorney will be valid unless not less than 48 hours before the start of a general meeting (or, in the case of an adjourned or postponed general meeting, any lesser time that the directors or the chairperson of the meeting decide) at which a proxy or attorney votes, the Company receives notice of:

(a)	the shareholder who appointed the proxy or attorney ceasing to be a shareholder;

(b)	the revocation of the instrument appointing the proxy or attorney;

(c)	the appointment of a new proxy or attorney; or

(d)	the revocation of any power of attorney under which the proxy or attorney was appointed.

Appointment of Representative

9.14	Subject to this constitution, if a shareholder is a body corporate, it may appoint a natural person as its Representative to exercise on its behalf any or all of the powers it may exercise:

(a)	at meetings of the shareholders;

(b)	at meetings of creditors or debenture holders; or

(c)	relating to resolution to be passed without meetings.

9.15	The appointment of a Representative may be a standing one.

Authority to act as a Representative

9.16	An appointment of a Representative must be in writing and signed by the body corporate appointing the Representative and state:

(a)	the shareholder’s name and address;

(b)	the Company’s name;

(c)	the Representative’s name or the name of the office held by the Representative; and

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(d)	the general meeting at which the Representative may act, or if the appointment is a standing one, a clear statement to that effect.

9.17	The instrument appointing the Representative may restrict the exercise of any power.

Lodgement of Representative appointment

9.18	An instrument appointing a Representative (and any power of attorney under which it is signed, or a certified copy of that power) must be received by the Company at least 48 hours before the time of the meeting or adjourned or postponed meeting. If the document is not received on time, the Representative cannot vote at the meeting.

9.19	A document appointing a Representative is taken to be received when it is received at any of the following:

(a)	the Company’s registered office; or

(b)	a fax number at the Company’s registered office; or

(c)	a place, fax number or electronic address specified for the purpose in the notice of meeting.

Revocation of Representative appointment

9.20	A shareholder may revoke the appointment of a Representative appointed by it by notice to the Company stating that the appointment of the Representative is revoked or by appointing a new Representative.

Validity of votes of Representative

9.21	A vote cast by a Representative will be valid unless not less than 48 hours before the start of a general meeting (or, in the case of an adjourned or postponed general meeting, any lesser time that the directors or the chairperson of the meeting decide) at which a Representative votes, the Company receives notice of:

(a)	the shareholder who appointed the Representative ceasing to be a shareholder; or

(b)	the revocation of the instrument appointing the Representative.

No liability

9.22	The Company is not responsible for ensuring:

(a)	any direction provided in the instrument appointing the proxy or attorney or the way in which a proxy or attorney is to vote on a particular resolution are complied with; and

(b)	that the terms of appointment of a Representative are complied with,

and accordingly is not liable if those directions or terms are not complied with.

10	Appointment, removal and remuneration of directors

Period of office

10.1	Each of the directors will hold office until the director vacates the office or is removed under this constitution.

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Election and retirement by rotation

10.2	A director (excluding the managing director) must not hold office (without re-election) past the third annual general meeting following the director’s appointment or three years, whichever is longer.

10.3	When required to do so by the Corporations Act or the Listing Rules, the Company must hold an election of directors. In the event that the Company is required to hold an election of directors and no director is required to submit for election or re-election under Clauses 10.2 or 10.11, then the director who has been in office longest since his or her last election or appointment (excluding the managing director) must retire.

10.4	For the purposes of Clause 10.3, if there are two or more directors who were last elected or appointed on the same day, and an agreement cannot be reached between those directors as to who will retire, the director who will retire will be determined by lot.

10.5	A retiring director is eligible for re-appointment.

10.6	If there is more than one managing director, only one of them (as nominated by the other directors) will not be subject to Clause 10.2 or 10.3.

10.7	The Company may by resolution at an annual general meeting fill an office vacated by a director under Clause 10.2 or Clause 10.11 by electing or re-electing an eligible person to that office.

10.8	The retirement of a director from office and the re-election of a director or the election of any new director will not become effective until the end of the meeting at which the retirement and re-election or election occur.

10.9	A director is not required to retire and is not relieved from retiring because of a change in the number or identity of the directors after the date of the notice calling the relevant meeting but before the meeting closes.

10.10	A person is eligible for election to the office of a director at a general meeting only if:

(a)	the person is in office as a director immediately before that meeting and the directors have recommended the person’s election to shareholders; or

(b)	the person has been nominated by the directors for election at that meeting; or

(c)	in any other case, not less than the number of shareholders specified in the Corporations Act as being required to give notice of a resolution at a general meeting of the Company have:

(i)	at least 45 Business Days; or

(ii)	in the case of a general meeting which the directors have been duly requested by shareholders under the Act to call, at least 30 Business Days,

but, in each case, no more than 90 Business Days, before the meeting given the Company:

(iii)	a notice signed by the relevant shareholders stating their intention to nominate the person for election; and

(iv)	a notice signed by the person nominated stating his or her consent to the nomination.

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Casual vacancy

10.11	The directors have power at any time to appoint any person to be a director either to fill a casual vacancy or as an addition to the existing directors. If a person is appointed as a director by the directors, unless the person appointed is the managing director, the Company must confirm the appointment at the next annual general meeting. If the appointment is not confirmed, the person ceases to be a director at the conclusion of the annual general meeting.

10.12	If there is more than one managing director, only one of them is entitled to not have their appointment confirmed under Clause 10.11.

Removal by shareholders

10.13	The Company may remove a director by resolution at a general meeting.

10.14	Subject to the Corporations Act, at least two months’ notice must be given to the Company of the intention to move a resolution to remove a director at a general meeting.

10.15	If notice of intention to move a resolution to remove a director at a general meeting is received by the Company, the director must be given a copy of the notice as soon as practicable.

10.16	The director must be informed that the director may:

(a)	submit a written statement to the Company for circulation to the shareholders before the meeting at which the resolution is put to a vote; and

(b)	speak to the motion to remove the director at the general meeting at which the resolution is to be put to a vote.

Directors’ fees

10.17	The directors are entitled to receive directors’ fees for their services as directors. The directors as a whole (other than any executive directors) may be paid or provided remuneration for their services the total amount or value of which must not exceed an aggregate maximum of $750,000, or such other maximum amount approved by a resolution of the holders of ordinary shares. Securities issued to a director with the consent of the holders of ordinary shares are excluded from the aggregate maximum amount. Unless otherwise directed by the resolution approving the directors’ fees, the sum is to be divided among the directors in any proportions as the directors may resolve from time to time, or failing agreement, equally. If a director holds office for less than the whole of the relevant period in respect of which directors’ fees are paid, that director is only entitled to receive directors’ fees in proportion to the time during the period for which the director has held office.

10.18	The remuneration of a director must not include a commission on, or percentage of, operating revenue.

Directors’ expenses

10.19	The directors shall also be entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in connection with the performance of their duties as directors, including their expenses of travelling to and from meetings of directors, committee meetings or general meetings or otherwise incurred whilst engaged in the business of the Company or in the discharge of their duties as directors.

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Special remuneration

10.20	The directors may grant special remuneration to any director who performs any special or extra services for or at the request of the Company. Any special remuneration may be made payable to a director in addition to or in substitution for the director’s directors’ fees. Special remuneration payments are included in the sum determined under Clause 10.17.

No share qualification

10.21	A director need not be a shareholder in the Company.

Vacation of office

10.22	In addition to the circumstances in which the office of a director becomes vacant under the Corporations Act and this constitution, a director ceases to hold office immediately upon any of the following happening:

(a)	the director becomes bankrupt;

(b)	the director becomes mentally unfit to hold office, or the director or his or her affairs are made subject to any law relating to mental health or incompetence;

(c)	the director resigns by giving the Company written notice or if the notice specifies a time at which the resignation is to be effective, that time, whichever is later;

(d)	the director becomes disqualified by law from being a director; or

(e)	the director is absent from meetings of directors for a continuous period of three months and a majority of the other directors have not, within 14 days of having been given a notice by the secretary giving details of the absence, resolved that leave of absence be granted.

11	Powers and duties of directors

General power of management

11.1	The business of the Company is managed by the directors who may pay all expenses incurred in promoting and forming the Company and may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting.

Borrowing powers

11.2	Without limiting Clause 11.1, the directors may exercise all the powers of the Company to borrow or otherwise raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

Negotiable instruments

11.3	The directors may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, on behalf of the Company.

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Ancillary Powers

11.4	The directors may:

(a)	appoint or employ any person to be an officer, agent or attorney of the Company for the purposes, the period and on the conditions as they think fit;

(b)	resolve to delegate any of their powers to an officer, agent or attorney and the officer, agent or attorney must exercise the powers delegated in accordance with any directions of the directors;

(c)	authorise an officer, agent or attorney to delegate all or any of the powers, discretions and duties vested in the officer, agent or attorney; and

(d)	subject to any contract between the Company and the relevant officer, agent or attorney, remove or dismiss any officer, agent or attorney of the Company at any time, with or without cause.

11.5	A power of attorney may contain such provisions for the protection and convenience of the attorney or persons dealing with the attorney as the directors think fit.

12	Proceedings of directors

Quorum

12.1	The directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

12.2	No business may be transacted at a meeting of the directors unless a quorum of directors is present at the time the business is dealt with. Unless otherwise determined by the directors, two directors is a quorum.

12.3	An alternate director shall be counted for quorum purposes as a separate director unless the alternate is another director. The alternate may only be counted once if the person is an alternate for more than one director.

Convening of meetings

12.4	A director may at any time, and a secretary must on the requisition of a director, convene a meeting of the directors. Notice of meetings must be given to each director. Notice may be given by telephone, facsimile, electronically or by any other method agreed by the directors.

Decisions of the directors

12.5	Questions arising at any meeting of directors shall be decided by a majority of votes cast by directors present at the meeting and entitled to vote. A determination of a majority of directors is for all purposes taken to be a determination of the directors.

12.6	If the votes are equal on a proposed resolution, the chairperson of the meeting has a casting vote, in addition to any deliberative vote.

Written resolutions

12.7	If a document containing a statement that the signatories to it are in favour of an identified resolution is signed or consented to by all of the directors (or the members of a committee) entitled to vote on the resolution, a resolution in those terms shall be deemed to have been passed at a meeting of the board (or of the committee) held at the time at which the last director signs or consents to that resolution. For the purposes of this Clause 12.7:

(a)	two or more separate documents containing statements in identical terms each of which is signed or consented to by one or more directors shall together be deemed to constitute one document;

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(b)	a reference to the directors or committee members does not include a reference to:

(i)	a director on leave of absence approved by the directors;

(ii)	a director who disqualifies himself or herself from considering the act, matter or thing in question on the grounds that they are not entitled at law to do so or has a conflict of interest;

(iii)	a director who the directors reasonably believe is not entitled to do the act, matter or thing or to vote on the resolution in question; and

(c)	a telephone call, facsimile, e-mail or communication by other electronic means received by the Company and expressed to have been sent for and on behalf of a director or alternate director signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them shall be deemed to be consent by that director or alternate director at the time of its receipt by the Company.

Telephone and other meetings

12.8	While the directors may regulate their meetings as they think fit, a meeting of directors or committee of directors may be held by the contemporaneous linking together by telephone or other electronic means of a sufficient number to constitute a quorum, where:

(a)	all persons participating in the meeting can communicate with each other instantaneously whether by telephone or other form of communication;

(b)	notice of the meeting is given to all directors entitled to notice according to the usual procedures determined by the directors for the giving of notice and such notice does not specify that directors are required to be present in person;

(c)	if a failure in communications prevents Clause 12.8(a) from being satisfied as a result of which one or more directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting. If, as a result of the technical difficulty, a quorum of directors is not present, then the meeting is suspended until Clause 12.8(a) is satisfied again. If Clause 12.8(a) is not satisfied within 15 minutes from the time the meeting was interrupted, the meeting is deemed to have terminated;

(d)	a director participating in a meeting by technology is to be taken to be present in person at the meeting and to have consented to the holding of the meeting by the use of the relevant technology; and

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(e)	any meeting held where any director is not physically present is treated as held at the place specified in the notice of meeting as long as at least a director is present there for the duration of the meeting. If no director is so present, the meeting is treated as held at the place where the chairperson of the meeting is located, and all the provisions in this constitution relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors by technology.

Appointment of alternate director

12.9	A director may, with the approval of a majority of the other directors and by written notice, appoint an individual to be an alternate director for him or her for any period, and another person to be the director’s alternate director in the absence of the first alternate director, provided each person has previously consented in writing to act. In the absence of the appointor, an alternate director may exercise any of the powers of the director appointing him or her (except the power to appoint an alternate director), does not have to have a share qualification and is subject to all of his or her appointor’s obligations. The alternate is entitled to be notified of directors meetings and to attend and vote at them as a director, but only if the appointing director is not present or not voting. An alternate director may also be a director and may act as alternate to more than one director. An alternate director is not to be taken into account separately from the appointor in determining the number of directors.

Ending of appointment of alternate director

12.10	An alternate director ceases to hold office immediately upon any of the following happening:

(a)	the director who appointed the alternate director ceases to be a director;

(b)	the director who appointed the alternate director ends the appointment by giving the alternate director and the directors a written notice signed by the director;

(c)	the period of the appointment ends; or

(d)	anything happens that would result in the alternate director ceasing to be a director if he or she were a director.

Authority to act where vacancy

12.11	If there is a vacancy in the office of a director, the remaining directors may act. If the number of remaining directors is less than the number required to constitute a quorum at a meeting of directors, the directors may, except in the case of an emergency, act only for the purpose of increasing the number of directors to a number sufficient to constitute a quorum or to convene a general meeting of the Company.

Chairperson

12.12	The directors must elect one of their number as chairperson of their meetings and determine the period of office of the chairperson.

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Substitute chairperson

12.13	Where a meeting of the directors is held and:

(a)	a chairperson has not been elected as provided; or

(b)	the chairperson is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act,

the directors present may elect one of their number to be chairperson of the meeting.

Committee of directors

12.14	The directors may delegate any of their powers, other than powers required by law to be dealt with by the directors acting as a board, to a committee or committees of directors consisting of at least one director, or any person or persons.

12.15	A committee or person must exercise the powers delegated to it according to any directions of the directors and any power so exercised is deemed to have been exercised by the directors.

12.16	The members of such a committee may elect one of their number as chairperson of their meetings.

12.17	Where a meeting of a committee is held and:

(a)	a chairperson has not been elected as provided by Clause 12.16; or

(b)	the chairperson is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act;

the members present must elect one of their number to be chairperson of the meeting.

12.18	Membership of a committee may, if the directors so resolve, be treated as an extra service or special exertion performed by the directors for the purposes of Clause 10.20.

Regulation of committee of directors

12.19	A committee of the directors may meet and adjourn as it thinks fit.

12.20	Questions arising at any committee meeting shall be decided by a majority of votes cast by members present at the meeting and entitled to vote. A determination of a majority of members is for all purposes taken to be a determination of the committee.

12.21	If the votes are equal on a proposed resolution, the chairperson of the committee has a casting vote, in addition to any deliberative vote.

Defects in appointments

12.22	All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director are deemed to be valid as if all persons had been duly appointed and were qualified to be a director or a member of the committee.

Disqualification

12.23	Clause 12.22 operates even if it is afterwards discovered there was some defect in the appointment of a person to be a director or a member of the committee, or to act as a director, or that person so appointed was disqualified or not being entitled to vote.

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Director’s personal interests

12.24	A director may be employed by, or contract with, the Company and may be employed by any other company in which the Company owns shares or has an interest. A director may be an officer of that other company. However, a director cannot be employed as the Company’s or that other company’s auditor. A director is not required to account to the Company for any profit or benefit arising from his or her employment by, or contracting with, the Company or any other such company merely because of the director holding office as a director of the Company or because of the fiduciary obligations arising out of that office.

12.25	The directors may exercise the voting rights conferred by shares in any body corporate held or owned by the Company in such manner as the directors think fit (including voting in favour of any resolution appointing a director as a director or other officer of that body corporate or voting for the payment of remuneration to the directors or other officers of that body corporate) and a director may, if permitted by law, vote in favour of the exercise of those voting rights even though they are or may be about to be appointed, a director or other officer of that other body corporate and, as such, interested in the exercise of those voting rights.

12.26	No contract made by a director with the Company, and no contract or arrangement entered into by or on behalf of the Company in which any director may be in any way interested, is avoided or rendered voidable merely because of the director holding office as a director of the Company or because of the fiduciary obligations arising out of that office.

Declaration of interests

12.27	A director who has a material personal interest in a matter that relates to the affairs of the Company must give the other directors notice of the interest if required to do so under the Corporations Act.

Participation where directors interested

12.28	A director may be present and may vote on a matter before the board if and to the extent they are permitted to do so under the Corporations Act. If there are not enough directors to form a quorum as a result of a director having an interest which disqualifies them from voting then one or more of the directors (including those who have the disqualifying interest in the matter) may call a general meeting of the Company and the general meeting may pass a resolution to deal with the matter.

Failure to disclose

12.29	A director’s failure to make disclosure under this Clause does not render void or voidable a contract or arrangement in which the director has a direct or indirect interest.

Directors of related corporations

12.30	A director is deemed to be not interested in any contract or arrangement where the only personal interest of the director arises because the director is also a director of a corporation which is taken to be a related body corporate of the Company.

Director’s guarantee

12.31	A director is not taken to be interested in any contract or proposed contract relating to any loan to the Company by reason only that the director has guaranteed or proposed to guarantee jointly or severally the repayment of the loan.

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Partnership/other interests

12.32	If, because a director is a member of a partnership, or a director or shareholder of another company, or is in a position to control another entity, he or she will be personally interested in any of the Company’s contracts or arrangements with that partnership, company or entity, he or she may give the other directors a written notice declaring his or her relationship to that partnership, company or entity and his or her consequent interest in all contracts or arrangements with it. The notice is a sufficient declaration of interest in relation to any future contracts or arrangements with that partnership, company or entity.

Directors aware of interest

12.33	If all other directors are aware that a director is a member of a partnership, or a director or shareholder of another company, or is in a position to control another entity, that fact has the same effect as if the director had given the other directors written notice under Clause 12.32 at the time all of them as a group first became aware of it.

12.34	For the purposes of Clause 12.33, entity includes a trust or other entity whether it is a legal person or not. The following are examples of a director being in a position to control an entity:

(a)	the director is the appointor of a trust and has power to remove the trustee;

(b)	the director is the sole trustee of a trust; or

(c)	the trustee or trustees of a trust are accustomed to act in accordance with the wishes of the director.

13	Executive directors

Appointment

13.1	The directors may appoint one or more directors to be managing director on the terms and for the length of time that they consider appropriate. The directors may give the managing director any of the powers they can exercise. They may also impose any limitations on the exercise of those powers and may withdraw or alter the powers they have conferred.

13.2	The directors may also appoint one or more directors to any other full-time or substantially full-time executive position in the Company on such terms as they think fit.

Cessation of appointment

13.3	An executive director’s appointment as a director ends immediately if any of the following happen:

(a)	the period of the appointment ends in accordance with the executive director’s contract of employment; or

(b)	the executive director ceases to be employed by the Company or a related body corporate of the Company unless the executive director’s contract of employment says otherwise or the directors determine otherwise.

Remuneration

13.4	An executive director, subject to any agreement entered into in a particular case, may receive such remuneration as the directors determine.

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Powers of managing director

13.5	Any powers of the directors conferred on the managing director may be concurrent with or to the exclusion of the powers of the directors.

14	Secretary

The directors must appoint at least one secretary and may appoint additional secretaries. A secretary of the Company holds office on the conditions as to authorities, duties, powers, and remuneration, as the directors determine.

15	Minutes

Minutes of meetings

15.1	The directors must cause minutes to be made of:

(a)	all appointments of officers made by the directors;

(b)	the names of the directors present at each meeting of the directors and of committees formed by the board; and

(c)	all resolutions and proceedings at all meetings of the Company, the directors and any committees.

15.2	The directors must cause all minutes, except resolutions in writing, to be signed by the chairperson of the meeting at which the proceedings took place or by the chairperson of the next succeeding meeting.

15.3	Any minutes shall be conclusive evidence of proceedings if they purport to be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting. Minutes shall be kept by the Company secretary at the registered office of the Company.

15.4	The directors must comply with the provisions of the Corporations Act in regard to keeping a register of shareholders and to the production and furnishing of copies of or extracts from such register.

16	Records

Records

16.1	The directors must determine whether and on what conditions the accounting records and other documents of the Company or any of them are open to the inspection of shareholders other than directors. A person other than a director does not have the right to inspect any document of the Company except as provided by the Corporations Act or authorised by the directors or by the Company in general meeting.

Keeping records

16.2	The directors must ensure that proper accounting and other records are kept, and all accounts and other documents are distributed in accordance with the requirements of the Corporations Act and the Listing Rules.

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17	Auditor

The Company must appoint and may only remove an auditor in accordance with the Corporations Act.

18	Dividends

Payment of dividend

18.1	The directors may determine or declare that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each shareholder entitled to that dividend.

18.2	The directors may rescind any such determination or declaration to pay a dividend, or delay payment of a dividend, if they decide before the payment date that the Company’s financial position no longer justifies the payment.

18.3	The directors may pay any dividend required to be paid under the terms of issue of a share.

18.4	Payment of a dividend does not require confirmation at a general meeting.

18.5	Subject to any rights or restrictions attached to any shares or class of shares:

(a)	all dividends must be paid equally on all shares, except that a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid (not credited) on the share is of the total amounts paid and payable (excluding amounts credited);

(b)	an amount paid or credited as paid on a share in advance of a call is not taken to be paid or credited as paid on the share under Clause 18.5(a) until it becomes payable; and

(c)	interest is not payable by the Company on any dividend.

18.6	Subject to the ASX Settlement Operating Rules, the directors may fix a record date for a dividend.

18.7	Subject to Clause 4.12, a transfer of any share that has not been registered or left with the Company for registration on or before the date determined under Clause 18.6 is not effective (as against the Company) to pass any right or entitlement in respect of a dividend payable to holders of shares as at that date.

Deduction from dividends of money owing

18.8	The directors may deduct from any dividend payable to a shareholder any sums of money (if any) presently payable by the shareholder to the Company and apply the amount so deducted in or towards satisfaction of the amount owing.

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Payment of dividends and other amounts

18.9	The directors may decide the method of payment of a dividend or other amount in respect of a share. Without limiting any other method of payment, which the Company may adopt, payment in respect of a share may be made:

(a)	by direct payment to the bank account (of a type approved by the directors) nominated in writing by shareholder or the joint holders of the shares; or

(b)	by a cheque posted to any of the following:

(i)	the shareholder’s registered address;

(ii)	the registered address of the joint holder of shares who is named first on the register of shareholders; or

(iii)	an address and person nominated by the holder or joint holders of the shares.

18.10	A cheque payable under Clause 18.9 may be made payable to bearer or to the order of the shareholder to whom it is sent or another person that the shareholder directs and is sent at the shareholder’s risk.

18.11	If:

(a)	a shareholder does not have a registered address or the Company believes that a shareholder is not known at the shareholder’s registered address; or

(b)	the directors determine that dividends will be paid by direct payment to the shareholder’s bank account in accordance with Clause 18.9(a) and:

(i)	no account (of a type approved by the directors) is nominated by a shareholder; or

(ii)	the direct payment into the shareholder’s nominated account is rejected or refunded,

the Company may credit the amount payable to an account of the Company (Company Account) to be held until the shareholder claims the amount payable or nominates a valid account into which payment may be made.

18.12	The Company does not hold any money in the Company Account as a trustee and no interest will be paid to the shareholder on monies held in the Company Account unless the directors determine otherwise.

18.13	An amount credited to the Company Account is treated as paid to the shareholder at the time it is credited to the Company Account.

18.14	If:

(a)	a cheque for an amount payable under Clause 18.9(b) is not presented for payment; or

(b)	an amount is held in the Company Account,

for more than 11 calendar months, the directors may reinvest the amount, after deducting reasonable expenses, into shares in the Company on behalf of, and in the name of, the shareholder concerned. The shares may be acquired on market or by way of new issue at a price the directors accept to be the market price at the time.

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18.15	If the directors exercise their power to reinvest under Clause 18.14 and there are residual amounts remaining, the residual amounts may be retained in the Company Account or donated to a charity on behalf of the shareholder, as the directors decide.

18.16	The Company’s liability to pay the relevant dividend amount in respect of a shareholder to which Clauses 18.9 to 18.18 apply, is discharged when shares are issued or transferred to that shareholder in accordance with 18.14.

18.17	The directors may do anything necessary or desirable (including executing any document) on behalf of the shareholder to effect the reinvestment under Clause 18.14 or donation under Clause 18.15.

18.18	The directors may determine other rules to regulate the operation of Clauses 18.9 to 18.18 and may delegate their power under this rule to any person.

Distribution of assets

18.19	The directors may, when resolving to pay a dividend or to return capital by a reduction of capital, a buy-back or otherwise:

(a)	direct payment of the dividend or return of capital from any available source permitted by law;

(b)	resolve that the dividend or return of capital be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend or return of capital, including shares, debentures or other securities of the Company or any other body corporate or trust;

(c)	direct that the dividend or return of capital payable in respect of any particular shares be satisfied wholly or partly by such distribution, and that the dividend or return of capital payable in respect of other shares be paid in cash; and

(d)	unless prevented by the Listing Rules, direct payment to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

Ancillary powers

18.20	In relation to any resolution to pay a dividend or return capital by way of a reduction of capital, a buy-back or otherwise, the directors may settle as they think expedient any difficulty that arises in making the distribution, including to:

(a)	make cash payments in cases where shareholders are entitled to fractions of shares, debentures or other securities;

(b)	decide that amounts or fractions of shares, debentures or other securities less than a particular value decided by the directors may be disregarded in order to adjust the rights of all parties;

(c)	withhold assets, cash, shares, debentures or other securities where the Company is required to make a payment in respect of the shareholder to a government or taxing authority in relation to the distribution or issue; and

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(d)	decide to make distributions by disregarding transfers of shares or aggregating parcels of shares where they form the opinion that shareholdings have been split or aggregated to obtain the benefit of rounding on factions of shares;

(e)	fix the value for distribution of any specific assets;

(f)	pay cash or issue shares, debentures, or other securities to any shareholder to adjust the rights of all parties;

(g)	vest any of those specific assets, cash, shares or other securities in a trustee or nominee on trust for the persons entitled to the distribution or capitalised amount on such terms that seem expedient to the directors;

(h)	authorise any person to make, on behalf of all the shareholders or a particular shareholder entitled to any specific assets, cash, shares, debentures or other securities as a result of the distribution or issue, an agreement (including an agreement in writing) with the Company or another person which provides, as appropriate, for the distribution or issue to them of assets, cash, shares, debentures or other securities credited as fully paid up or for payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be distributed or capitalized; and

(i)	for an electronic transfer, if no account is nominated, or payment is rejected or refunded, the Company may credit the amount to an account of the Company until the shareholder nominates a valid account, or the amount is otherwise dealt with under Clause 18.14.

18.21	Any agreement made under an authority referred to in Clause 18.20(h) is effective and binds all shareholders concerned.

18.22	Instead of making a distribution or issue of specific assets, shares, debentures or other securities to a particular shareholder or shareholders, the directors may make a cash payment to those shareholders or allocate some or all of the assets, shares, debentures or other securities to a trustee to be sold on behalf of, and for the benefit or, or in respect of, those shareholders if:

(a)	the distribution or issue would be illegal or unlawful;

(b)	the distribution or issue would give rise to parcels of securities that do not constitute a marketable parcel;

(c)	the distribution or issue would, for any reason, be impracticable; or

(d)	the shareholder so agrees.

18.23	Any proceeds receivable by shareholders under Clause 18.22 will be net of expenses incurred by the Company and trustee in selling the relevant assets, shares, debentures, or other securities.

18.24	If the Company distributes to shareholders (either generally or to specific shareholders) shares, debentures, assets or securities in the Company or in another body corporate or trust (whether as a dividend, in connection with or in satisfaction of a reduction of capital or buy-back or otherwise and whether or not for value), each of those shareholders appoints the Company and any officer of the Company nominated on their behalf by the directors as his or her agent or attorney to do anything needed or desirable to give effect or assist in giving effect, to that distribution, including without limitation agreeing to become a member, holder of shares, holder of debentures or holder of securities of the Company or that other body corporate or trust or exercising all rights and powers of the shareholder to agree on behalf of the shareholder’s nominee (or to procure the shareholder’s nominee to agree) to such nominee becoming a member, holder of shares, holder of debentures or holder of securities of the Company or that other body corporate or trust.

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Reserves

18.25	Before determining that a dividend be paid, the directors may set aside out of the Company’s profit any amount that they consider appropriate. This amount does not need to be kept separate from the Company’s other assets and may be used in any way that profits can be used and can be invested or used in the Company’s business in the interim. However, it must not be used to buy the Company’s shares.

18.26	The directors may appropriate to the profits of the Company any amount previously set aside as a reserve or provision.

18.27	The directors may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

Dividend reinvestment plans

18.28	The directors may implement a dividend reinvestment plan on the terms they think fit under which the whole or any part of a dividend due to shareholders who participate in the plan on their shares or any class of shares may be applied in subscribing for securities of the Company or of another body corporate or trust.

18.29	The directors may amend, suspend, or terminate a dividend reinvestment plan implemented by them.

Dividend selection plan

18.30	The directors may implement a dividend selection plan on the terms they think fit under which participants may elect in respect of all, or part, of their shareholdings:

(a)	to receive a dividend from the Company paid wholly or partly out of a particular fund or reserve or out of profits derived from a particular source; or

(b)	to forego a dividend from the Company in place of another form of distribution from the Company or another body corporate or trust.

18.31	The directors may amend, suspend, or terminate any dividend selection plan implemented by them.

19	Capitalisation of profits

19.1	Subject to the Corporations Act, this constitution, the Listing Rules and the terms of issue of shares (or classes of shares), the directors may resolve to capitalise any amount:

(a)	forming part of the undivided profits of the Company;

(b)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the Company;

(c)	arising from the realisation of any assets of the Company; or

(d)	otherwise, available for distribution as a dividend.

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19.2	The ways in which a sum may be applied for the benefit of shareholders under Clause 19.1 are:

(a)	paying up the amounts unpaid on the shareholder’s shares;

(b)	paying up in full unissued shares or debentures to be issued to shareholders as fully paid;

(c)	partly paying up any amount unpaid on any share and paying up in full unissued shares or debentures to be issued as fully paid; or

(d)	any other method permitted by law.

19.3	The directors may do all things necessary to give effect to the resolution under Clause 19.1 and, to the extent necessary to adjust the rights of the shareholders among themselves, the directors may, in their discretion:

(a)	make cash payments in cases where shares or debentures become issuable in fractions;

(b)	authorise any person to make, on behalf of all or any of the shareholders entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)	the issue to them, credited as fully paid up, of any further shares or debentures; or

(ii)	the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the shareholders concerned;

(c)	fix the value of specified assets; or

(d)	vest property in trustees.

20	Winding up

Division of property among shareholders

20.1	If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the shareholders in kind the whole or any part of the property of the Company. For this purpose, the liquidator may set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the shareholders or different classes of shareholders. A division under this Clause 20.1 need not accord with the legal rights of the shareholders and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

20.2	Where a division under Clause 20.1 does not accord with the legal rights of the shareholders, a shareholder is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Corporations Act.

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20.3	If any of the property to be divided under Clause 20.1 includes shares with a liability to calls, any person entitled under the division to any of the shares may, within ten days after the passing of the special resolution referred to in that Clause, by written notice direct the liquidator to sell the person’s proportion of the shares and to account for the net proceeds. The liquidator must, if practicable, act accordingly.

20.4	Nothing in Clauses 20.1 to 20.5 takes away from or affects any right to exercise any statutory or other power which would have existed if these Clauses were omitted.

20.5	Clause 18.20 applies, so far as it can and with any necessary changes, to a division by a liquidator under Clause 20.1 as if references in Clause 18.20 to the directors and to a distribution or capitalisation were respectively references to the liquidator and to the division under Clause 20.1.

Vesting property on trustees

20.6	The liquidator may, with the sanction of a special resolution, vest the whole or any part of any property in trustees on such trusts for the benefit of contributories as the liquidator thinks fit, but so that no shareholder is compelled to accept any shares or other shares in respect of which there is any liability.

21	Notices

Extended meaning

21.1	In this Clause 21, “notice” includes documents and other communication, and in this constitution, a reference to a written notice includes a notice given by fax or other electronic means. A signature to a written notice need not be handwritten.

Method

21.2	Without limiting any other way in which notice may be given to a shareholder under this constitution, the Corporations Act or the Listing Rules, a notice may be given by the Company to any shareholder either by:

(a)	serving it on the shareholder personally;

(b)	leaving it at the shareholder’s current address as recorded in the register or an alternate address nominated by that holder; or

(c)	sending it by post to the shareholder at his, her or its address as shown in the register of shareholders or an alternate address nominated by that holder or by facsimile or other electronic means (including providing a URL link to any document or attachment) to the facsimile number or electronic address supplied by the shareholder to the Company for the receipt of notices from the Company.

Deemed receipt

21.3	Where a notice is sent by post, service of the notice is deemed to be given at 10:00am (Sydney time) on the day after the date it is posted.

21.4	Notices sent by facsimile or other electronic means are taken to be given at the time it is sent, provided in the case of facsimile, the correct facsimile number appears on the facsimile transmission report produced by the sender’s facsimile machine.

21.5	A notice (including a notice of meeting given to a shareholder under section 249J(3)(c) of the Corporations Act (electronic access)) sent to a shareholder by any other means permitted by the Corporations Act relating to the giving of notices and electronic means of access to them is taken to be given on the Business Day after the day on which the shareholder is notified that the notice is available.

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21.6	Where a shareholder does not have a registered address or where the Company believes that shareholder is not known at the shareholder’s registered address, all notices are taken to be:

(a)	given to the shareholder if the notice is exhibited in the Company’s registered office for a period of 48 hours; and

(b)	served at the commencement of that period.

Evidence of service

21.7	A certificate in writing signed by a director or a secretary of the Company stating that a notice was sent to a shareholder by post, fax or electronic transmission on a particular date is conclusive evidence that the notice, document, or other communication was sent on that date.

Notice to joint holders

21.8	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of shareholders in respect of the share.

Notice in case of death or bankruptcy

21.9	A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a shareholder by serving it on the person personally or by sending it to the person by post. A notice sent by post must be addressed by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

Persons entitled to notice

21.10	Notice of every general meeting must be given in the manner authorised by this constitution to:

(a)	every shareholder;

(b)	every person entitled to a share due to the death or bankruptcy of a shareholder who, but for the shareholder’s death or bankruptcy, would be entitled to receive notice of the meeting;

(c)	the directors; and

(d)	the auditor of the Company.

21.11	No other person is entitled to receive a notice of general meeting.

Persons entitled to shares

21.12	A person who by operation of law, transfer or other means becomes entitled to any share is bound by every notice given in accordance with this Clause 21 to the person from whom that person derives title prior to registration of that person in the register.

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22	Indemnity

22.1	To the extent permitted by law and subject to the restrictions in the Corporations Act, the Company must indemnify every person who is or has been an officer of the Company or a subsidiary of the Company (where the Company requested the officer to accept that appointment) against liability (including liability for costs and expenses) incurred by that person as an officer of the Company or subsidiary as the case may be. However, this does not apply in respect of any of the following:

(a)	a liability to the Company or a related body corporate;

(b)	a liability to some other person that arises out of conduct involving a lack of good faith;

(c)	a liability for costs and expenses incurred by the officer in defending civil or criminal proceedings in which judgment is given against the officer or in which the officer is not acquitted; or

(d)	a liability for costs and expenses incurred by the officer in connection with an unsuccessful application for relief under the Corporations Act, in connection with the proceedings referred to in the preceding paragraph.

22.2	Without limiting Clause 22.1, to the extent permitted by law and subject to the restrictions in the Corporations Act, the Company must indemnify and continually indemnify every person who is or has been an officer of the Company or a subsidiary of the Company (where the Company requested the officer to accept that appointment) against reasonable legal costs incurred in defending an action for a liability incurred or allegedly incurred by that person as an officer of the Company or subsidiary as the case may be.

22.3	The amount of any indemnity payable under Clauses 22.1 and 22.2 will include an additional amount (GST Amount) equal to any GST payable by the officer being indemnified (Indemnified Officer) in connection with the indemnity (less the amount of any input tax credit claimable by the Indemnified Officer in connection with the indemnity). Payment of any indemnity which includes a GST Amount is conditional upon the Indemnified Officer providing the Company with a GST tax invoice for the GST Amount.

22.4	The directors may agree to advance to an officer an amount which the Company might otherwise be liable to pay to the officer under Clause 22.1 on such terms as the directors think fit but which are consistent with this Clause, pending the outcome of any findings of a relevant court or tribunal which would have a bearing on whether the Company is in fact liable to indemnify the officer under Clause 22.1. If after the Company makes the advance, the directors form the view that the Company is not liable to indemnify the officer, the Company may recover any advance from the officer as a debt due by the officer to the Company.

Former officers

22.5	Each of the indemnities in this Clause are continuing indemnities which apply in respect of all acts done by a person while an officer of the Company or one of its subsidiaries even though the person is not an officer at the time the claim is made.

Insurance premiums

22.6	The Company may pay the premium on a policy of insurance in respect of a person who is or has been an officer of the Company (where the Company requested the officer to accept that appointment), to the full extent permitted by the Corporations Act.

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23	Security interests

23.1	If any provision of this constitution creates a security interest in shares or other personal property (Collateral) to which the PPSA applies:

(a)	the Company need not comply with any provisions of the PPSA that the parties may contract out of in relation to the Collateral; and

(b)	shareholders may not exercise any rights under sections 142 (redemption of collateral) or 143 (reinstatement of security agreement) of the PPSA to the extent the law permits those rights to be excluded.

23.2	The Company need not give the shareholder any other notice required under the PPSA (including a notice of verification statements under section 157 of the PPSA) unless the notice cannot be excluded.

24	Seals

Adoption of Common Seal

24.1	The directors may provide for the Company to have a seal or for the Company to no longer have a common seal.

24.2	Clauses 24.3 to 24.10 only apply if the Company has a common seal.

Use of Seal

24.3	The Seal must be used only by the authority of the directors or a committee of the directors authorised by the directors to authorise the use of the Seal.

24.4	The authority to use the Seal may be given before or after the Seal is used.

24.5	Subject to Clauses 24.4 and 24.10, until the directors otherwise determine, the fixing of the Seal to a document must be witnessed by a director and by another director, a secretary or another person appointed by the directors to witness that document or a class of documents in which that document is included.

Duplicate seal

24.6	The Company may have for use in place of its common seal outside the state or territory where its common seal is kept one or more duplicate seals, each of which must be a facsimile of the common seal of the Company with the addition on its face of the words “duplicate seal” and the name of the place where it is to be used.

24.7	A document sealed with a duplicate seal is to be taken as having been sealed with the common seal of the Company.

Share seal or certificate seal

24.8	The Company may have for use on certificates for securities of the Company in place of its common seal one or more duplicate seals, each of which must be a facsimile of the common seal of the Company with the addition on its face of the words “share seal” or “certificate seal”.

24.9	A certificate for securities of the Company sealed with a share seal or certificate seal or in the manner contemplated in Clause 24.10 is to be taken as having been sealed with the common seal of the Company.

Sealing and signing of certificates

24.10	The directors may determine either generally or in a particular case that the seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificates for securities in the Company by some mechanical or other means.

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Schedule 1 – Series A Preference Share Terms

RESOLUTIONRX LTD

CERTIFICATE OF DESIGNATION,

OF

SERIES A PREFERENCE SHARES

Section 1. Designation. The designation of preference shares, is the Series A Preference Shares (the “Series A Preference Shares”).

Section 2. Certain Definitions. For purposes of these Series A Preference Share Terms (“Preference Share Terms”), in addition to the other terms defined herein, the following terms shall have the following meanings:

“Adjusted Conversion Price” has the meaning provided in Section 6(b).

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed pursuant to section 50AA of the Corporations Act. With respect to a Holder, (i) any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder, and (ii) any trust with respect to which such Holder (or initial Holder) is grantor, in each case will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” has the meaning provided in Section 7(b).

“Approved Securities Exchange” means the ASX, the NASDAQ Capital Market or another securities exchange approved by the Corporation, such securities exchange to be equivalent to OTCQB or higher.

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation’s securities may be issued to any employee, consultant, vendor, officer, or director for services provided to the Corporation.

“ASX” means ASX Limited ABN 98 008 624 691.

“ASX Listing Rules” means the Listing Rules of the ASX.

“Automatic Conversion” has the meaning provided in Section 6(c).

“Business Day” means any calendar day except Saturday, Sunday, or any calendar day which shall be a federal legal holiday in Australia or any calendar day on which banking institutions in Sydney, New South Wales or on which Australian stock market(s) or quotations systems or other similar financial markets are authorized or required by law, other governmental action or regulatory or self-regulatory rule to close.

“Change of Control Transaction” means after giving effect to the issuance of the Series A Preference Shares or any conversion thereof, whether such conversion has actually occurred or not, (i) an acquisition after the date hereof by a person and their associates of a relevant interest in excess of 50% of the ordinary Shares of the Corporation (other than by means of conversion or exercise of Series A Preference Shares issued), or (ii) the Corporation acquires any other Person, and, after giving effect to such transaction, the shareholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the shareholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iii) above.

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“Commission” means the Australian Securities and Investments Commission.

“Conversion Date” has the meaning provided in Section 6(a).

“Conversion Price” means the Initial Conversion Price, as adjusted in accordance with Section 3 or Section 7 from time to time.

“Conversion Shares” means the Ordinary Shares, issuable upon Conversion.

“Conversion Share Delivery Date” has the meaning provided in Section 6(d)(i).

“Corporations Act” means the Corporations Act 2001 (Cth).

“Dividend Payment Date” has the meaning provided in Section 3(a).

“Exempt Issuance” means the issuance of (a) securities of the Corporation issued pursuant to any Approved Stock Plan, (b) securities issued upon the conversion or exercise of any securities issued hereunder or any other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Certificate, (c) securities issued pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued in connection with any bona fide commercial loan or debt transaction with third persons, provided that the primary purpose of such transaction is not to raise equity capital and is approved by the Corporation’s Board of Directors.

“Fundamental Transaction” has the meaning provided in Section 7(b).

“Holder” means the holder of a Series A Preference Share.

“Initial Conversion Price” means the Issue Price.

“Issue Price” means the issue price per Series A Preference Share.

“Liquidation” means a liquidation of the Corporation in accordance with Section 5.

“Listing Approval” means either: (a) (i) the ASX granting conditional approval for the Corporation to be admitted to the official list of the ASX on conditions that are satisfactory to the Corporation’s Board in its absolute discretion; and (ii) the Corporation’s Board resolving to proceed with the allotment of the Corporation’s Ordinary Shares pursuant to the prospectus or disclosure document; or (b) an equivalent approval and resolution to proceed with allotment in if the Corporation lists on an Approved Securities Exchange that is not the ASX.

“Mandatory Conversion” means a conversion of the Series A Preference Shares by the Corporation in accordance with Section 6(c).

“Notice of Conversion” has the meaning provided in Section 6(a).

“Ordinary Shares” means the Corporation’s fully paid ordinary shares.

“Ordinary Share Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

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“Original Issue Date” means the first date of the issuance of any shares of the Series A Preference Shares by the Corporation regardless of the number of transfers of any particular Series A Preference Shares and regardless of the number of certificates which may be issued to evidence such Series A Preference Shares.

“Qualifying Issue” has the meaning provided in Section 7(d).

“Subsidiary” has the meaning provided in section 9 of the Corporations Act.

“Successor Entity” has the meaning provided in Section 7(b).

“Trading Day” means a day on which the ASX is open for business.

Section 3. Dividends in Kind.

(a) Subject to Section 7(b), holders shall be entitled to receive, and the Corporation shall pay, non-cumulative dividends at the rate per share (as a percentage of the Issue Price per Series A Preference Share) of 9% per annum (“Dividend”). The dividend will be payable annually within 15 calendar days after the board of directors of the Corporation (“Board”) approve the Corporation’s audited financial statements for each fiscal year (the fiscal year ends on June 30th of each year), (each such date, a “Dividend Payment Date”) in duly authorized, validly issued, fully paid and non-assessable Series A Preference Shares, rounded down to the nearest whole Series A Preference Share. The dividend to be paid on the Dividend Payment Date immediately following the first fiscal period end date after the Original Issue Date may be calculated with reference to a partial period. The Dividend shall be calculated on the basis of a 365-day year.

(b) If, at the time of approving the Company’s audited annual statements, the Board resolves that the Corporation does not have adequate profits to pay the Dividend in full or does not satisfy the requirements of section 254T of the Corporations Act to pay the Dividend in full, Holders will not be entitled to the Dividend for the relevant fiscal year, and the Conversion Price will be adjusted as follows:

CP2 = CP1 * 1 ÷ 1.09

Where:

CP2 = the adjusted Conversion Price;

CP1 = the current Conversion Price;

(c) So long as any Series A Preference Shares remains outstanding, neither the Corporation nor any Subsidiary shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Ordinary Shares as long as any dividends due on the Series A Preference Shares remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Ordinary Shares.

Section 4: Voting Rights. Each share of Series A Preference Shares shall not have voting rights except with respect to (i) voting which occurs during a period during which a dividend (or part of a dividend) in respect of the Series A Preference Share is in arrears, or (ii) a proposal to reduce the Corporation’s share capital, or (iii) a resolution to approve the terms of a buy-back agreement or (iv) a proposal that affects the rights attached to the Series A Preference Shares, or (v) a proposal to wind up the entity or (vi) a proposal for the disposal of the whole of the Corporations’ property, business or undertaking, or (vii) voting which occurs during the winding up of the Corporation, or (viii) matters otherwise required under the Corporations Act, the ASX Listing Rules, or any Australian securities regulatory authority or any similar laws, rules regulations, exchanges or regulatory authorities in other countries where the Series A Preference Shares are held or traded.

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Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), no distribution shall be made to the holders of any Ordinary Shares of the Corporation unless, prior thereto, the Holders have received out of the available assets, whether capital or surplus, of the Corporation an amount equal to 100% of the Issue Price, plus any declared, but unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series A Preference Shares. If the assets of the Corporation shall be insufficient to pay in full such amounts due the Holders, then the entire assets shall be distributed ratably among the Holders in accordance with the respective amounts that would be payable on such Series A Preference Shares if all amounts payable thereon were paid in full. A Change of Control Transaction, as defined above, shall be deemed to be a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 30 calendar days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

(a) Voluntary Conversions at Option of Holder. Subject to any limitations on conversion pursuant to this Section 6, each share of Series A Preference Shares shall be convertible commencing immediately into that number of Ordinary Shares determined by dividing the Issue Price plus any declared, but unpaid, dividends thereon, calculated through the date of conversion, even if such conversion is not on the last date of a fiscal year, by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Holders may effect a voluntary conversion for all or a portion of the Series A Preference Shares held by such Holder. Each Notice of Conversion shall specify the number of Series A Preference Shares to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or confirmed email such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of Ordinary Shares as are not disputed in accordance with the Notice of Conversion. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile or confirmed email within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly review the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. Each Holder shall surrender or cause to be surrendered the original certificates representing shares of the Series A Preference Shares to effect a voluntary conversion, in whole or in part, of such shares, and, if only a portion of the Series A Preference Shares held by such Holder are being converted, the Corporation will issue a new certificate indicating the Series A Preference Shares still held by the Holder following the partial conversion. Series A Preference Shares converted into Conversion Shares or redeemed by conversion as described below in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) Conversion Price. The initial conversion price for a share of Series A Preference Shares shall be the Initial Conversion Price, subject to any adjustments pursuant to Section 3 or Section 7 below. As long as any of the Series A Preference Shares is outstanding, the conversion price of the Series A Preference Shares shall be adjusted pursuant to Section 3 or Section 7 (such price, as adjusted, the “Adjusted Conversion Price” and such price or the Initial Conversion Price, as applicable at any measurement time, the “Conversion Price”).

(c) Mandatory Conversion. Upon the affirmative vote of the Holders of a simple majority of the Series A Preference Shares issued and outstanding, all outstanding Series A Preference Shares, plus all declared, but unpaid, dividends thereon, shall mandatorily be converted into such number of Conversion Shares determined by dividing the Issue Price of such Series A Preference Shares (together with the amount of any declared, but unpaid, dividends thereon) by the Conversion Price then in effect. No fractional Conversion Shares may be issued upon the conversion of any share of Series A Preference Shares; the number of Conversion Shares to be issued shall be rounded down to the nearest whole number. Notwithstanding the foregoing, all outstanding Series A Preference Shares (together with the amount of any declared, but unpaid, dividends thereon) shall automatically convert (“Automatic Conversion”) to Conversion Shares in accordance with this Section 6(c) on the earlier of the following dates: (i) Listing Approval; or (ii) three years from the Original Issue Date; or (iii) immediately prior to or contemporaneously with completion of the sale of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions.

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(d) Mechanics of Conversion

(i) Delivery of Certificates Upon Conversion. Not later than five Business Days after each Conversion Date (the “Conversion Share Delivery Date”) pursuant to a Notice of Conversion in compliance with this Section 6, the Corporation shall deliver or cause to be delivered to the converting Holder a Conversion Share certificate or holding statement for the number of Conversion Shares to which such Holder is entitled pursuant to the number of Series A Preference Shares to be converted and calculations of per share Conversion Share amounts pursuant to this Section 6. If in the case of any Notice of Conversion such certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificates, in which event the Corporation shall promptly return to such Holder any original Series A Preference Shares certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any and all Conversion Share certificates that correlate with the share of Series A Preference Shares unsuccessfully tendered for conversion to the Corporation. This Section 6(d)(i) shall apply in the cases where an Automatic Conversion occurs in accordance with Section 6(c).

(ii) Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preference Shares in accordance with the terms hereof are irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not (i) be required if such delivery would be a violation of law, and (ii) operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

(iv) Transfer Taxes. The issuance of certificates for Conversion Shares upon conversion of Series A Preference Shares, shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that (a) the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares and (b) the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

(a)	Share Dividends and Share Splits. If the Corporation, while any Series A Preference Shares are outstanding: (A) pays a permissible share dividend or otherwise makes a permissible distribution or distributions payable in Ordinary Shares on shares of Ordinary Shares or any other Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Conversion Shares), including any declared, but unpaid, dividends thereon; (B) subdivides outstanding Ordinary Shares into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding Ordinary Shares into a smaller number of shares; or (D) issues, in the event of a reclassification of Ordinary Shares, any shares of capital stock of the Corporation, then the same or any adjustments shall be made to the Series A Preference Shares to ensure that the conversion ratio remains as defined herein. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after (i) the record date for the determination of shareholders entitled to receive such dividend or distribution or (ii) the effective date in the case of a subdivision, combination or reclassification. In addition, the number of Series A Preference Shares shall be multiplied by a fraction, the denominator of which shall be the number of shares of Ordinary Shares on a fully converted and exercised basis outstanding immediately before such event and of which the numerator shall be the number of shares of Ordinary Shares outstanding immediately after such event.

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(b)	Series A Preference Share dividends. On conversion of the Series A Preference Shares, the Corporation will issue Ordinary Shares on the Conversion Date or the date on which a Mandatory Conversion occurs (as applicable) representing the total amount of dividends under Section 3 declared or determined (but unpaid) by the Corporation on the converting Series A Preference Shares.

(c) Additional Issue The number of the Series A Preference Shares will be subject to an adjustment on a broad-based weighted average basis by the issuance of additional Series A Preference Shares to prevent dilution and ensure an ongoing conversion ratio as defined herein, in the event that the Corporation issues additional Ordinary Shares or Ordinary Share Equivalents or additional classes of preference shares at an issue price which is less than the Issue Price of the relevant Series A Preference Shares (“Qualifying Issue”) In such a case, the Adjusted Conversion Price of the Series A Preference Shares will be subject to a “broad-based weighted average” adjustment calculated as follows:

CP2 = CP1 * (A + B) ÷ (A + C).

Where:

CP2 = the adjusted Conversion Price;

CP1 = the current Conversion Price;

A = the number of Ordinary Share and Ordinary Share Equivalents of the Company outstanding on an as converted basis assuming conversion of all existing securities and exercise of all outstanding options (or warrants to subscribe for, purchase or otherwise acquire ordinary shares) immediately prior to the Qualifying Issue.

B = the number of Ordinary Shares and Ordinary Share Equivalents that would have been issued if equity securities in the Qualifying Issue had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of the Qualifying Issue by CP1); and

C = the number of Ordinary Shares and Ordinary Share Equivalents issued in the Qualifying Issue.

(c) Calculations. All calculations under Section 3(b) or this Section 7 shall be rounded to four decimal places.

(d) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the then current Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Holders. If (A) the Corporation shall declare a permissible dividend (or any other permissible distribution in whatever form) on the Ordinary Shares, (B) the Corporation shall declare a permissible special nonrecurring cash dividend on or a permissible redemption of the Ordinary Shares, (C) the Corporation shall authorize the permissible granting to all holders of the Ordinary Shares, or of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date with respect to such action or event, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are otherwise to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such distribution (which may include a dividend), reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

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Section 8. Protective Provisions.

So long as any Series A Preference Shares are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval in writing of the Holders of 75% of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the Holders of the then outstanding Series A Preference Shares:

(a) alter or change adversely the rights, preferences, powers or privileges of the Series A Preference Shares, alter or amend these Preference Share Terms;

(b) alter or change the rights, preferences, or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preference Shares;

(c) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, the Ordinary Shares or any Series A Preference Shares, if any;

(d) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

(e) cause or authorize any Subsidiary to engage in any of the foregoing actions.

Notwithstanding the foregoing, no change pursuant to this Section 8 shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Series A Preference Shares then outstanding.

Section 9. Restrictions on Transfer.

(a) The Series A Preference Shares must not be offered for sale in Australia in the period of 12 months after the issue date of the Series A Preference Shares, except where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series A Preference Shares must observe such Australian on-sale restrictions.

(b) The Series A Preference Shares must not be offered for sale in the U.S. or to a U.S. person directly, or indirectly other than an effective registration statement under Securities Act of 1933, as amended, or (ii) delivery to the Corporation, of an opinion of counsel, satisfactory in form and substance to the Corporation, that such registration is not required for resale of the Series A Preference Shares. The transfer restrictions contained in this Section 9 shall not apply to any Transfer by the holder of Series A Preference Shares to an immediate family member or an Affiliate. For purposes of this Section 9, the term “Transfer” or any derivation thereof, means to give, sell, assign, pledge, encumber or otherwise dispose of, transfer, or permit to be transferred.

(b) The following legend will be endorsed upon the certificate representing Series A Preference Shares:

THE TRANSFERABILITY OF THE SERIES A PREFERENCE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE CORPORATIONS ACT 2001 (Cth) AS AMENDED (THE “ACT”) AND THE TERMS OF ISSUE OF THE SERIES A PREFERENCE SHARES OF RESOLUTIONRX LTD FILED AS SCHEDULE 1 TO THE CONSTITUTION OF RESOLUTIONRX LTD A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND ANY TRANSFER OF SUCH SERIES A PREFERENCE SHARES IN VIOLATION OF SUCH RESTRICTIONS IS VOID.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED IN THE UNITED STATES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A) IN THE UNITED STATES IN THE ABSENCE OF EITHER (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, OR (ii) DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED FOR RESALE OF THESE SECURITIES.

Section 10. Miscellaneous.

(a) The Holders agree that any issue of Series A Preference Shares does not constitute an alteration or change to the rights, preferences, or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preference Shares.

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by confirmed email to the Corporation’s Senior Financial Officer or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth in the Corporation’s filings with the Australian Securities and Investments Commission or to the facsimile number provided in the Corporation’s filings with the Australian Securities and Investments Commission, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 10 or by confirmed email to the Corporation’s Senior Financial Officer. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder as provided by the Holder to the Corporation, or by confirmed email to Holder or such other address as may be designated by such Holder in accordance with this Section 10(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:30 p.m. (Adelaide, South Australia) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 between 5:30 p.m. and 11:59 p.m. ((Adelaide, South Australia) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) upon receipt of email confirmation, or (v) upon actual receipt by the party to whom such notice is required to be given.

(c) Lost or Mutilated Series A Preference Shares Certificate. If a Holder’s Series A Preference Shares certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the Series A Preference Shares so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation. However, the Corporation shall not be obligated to reissue such mutilated, lost, stolen or destroyed Series A Preference Shares certificate if the Holder contemporaneously requests the Corporation to convert such Series A Preference Shares

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of these Preference Share Terms shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of these Preference Share Terms or a waiver by any other Holder. The failure of the Corporation or a Holder to insist upon strict adherence to any term of these Preference Share Terms on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(e) Severability. If any provision of these Preference Share Terms is determined to be invalid, illegal or unenforceable, the balance of these Preference Share Terms shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any dividend, interest, or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of such dividend or interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a calendar day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of these Preference Share Terms and shall not be deemed to limit or affect any of the provisions hereof.

*********************

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ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert SERIES A PREFERENCE SHARES)

The undersigned hereby elects to convert the number of Series A Preference Shares indicated below, into (i) a number of shares of Ordinary Shares (“Conversion Shares”) of ResolutionRx Ltd ACN 664 925 651, an Australian corporation (the “Corporation”), equal to the number of Ordinary Shares into which one (1) Series A Preference Share (plus, at my election, any declared, but unpaid, dividends thereon, calculated through the date of conversion, even if such conversion is not on the last date of a fiscal year) is convertible pursuant to Section 6 of the Preference Share Terms of the Series A Preference Share Terms (the “Preference Share Terms”) multiplied by the number of Series A Preference Shares to be converted as of the date written below.

If Conversion Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the applicable subscription agreement or securities purchase agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of Series A Preference Shares to be Converted: _________________

Issue Price of one share of Series A Preference Shares: ________________________

Conversion Price:___________________________________________________

Number of Conversion Shares (Ordinary Shares )to be Issued:

_______________________________

Amount of unpaid dividends: _______________________________

Address for Delivery: ______________________

Or

DWAC (US holders only) or other appropriate broker deposit instructions:

Broker no. or other Broker identifier: ______________________________

Account no: ____________________________

[HOLDER]

By:
Name:

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